UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Asbury Automotive Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Asbury Automotive Group, Inc.

2905 Premiere Parkway NW, Suite 300

Duluth, GA 30097

March 19, 2012

Dear Stockholders,

On behalf of the Board of Directors and management of Asbury Automotive Group, Inc., it is our pleasure to invite you to attend our 2012 Annual Meeting of Stockholders.

As you know, an important aspect of the annual meeting process is the vote by stockholders on corporate business. The matters to be voted on are described in the notice of meeting and the proxy statement which accompany this letter. I urge you to exercise your rights as a stockholder to vote and participate in the process. Whether or not you plan to attend the meeting, please read the enclosed proxy statement and complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid envelope or vote via telephone or the Internet. This will ensure that your shares are represented at the meeting.

Sincerely,

Craig T. Monaghan
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

ASBURY AUTOMOTIVE GROUP, INC.

2905 PREMIERE PARKWAY NW, SUITE 300

DULUTH, GEORGIA 30097

(770) 418-8200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON

APRIL 18, 2012

To Our Stockholders:

The 2012 Annual Meeting of Stockholders of Asbury Automotive Group, Inc. (“Asbury”, the “Company”, “we”, “our” or “us”) will be held at our headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097 on April 18, 2012, at 8:00 a.m. Eastern Daylight Time, for the purpose of considering and acting upon the following proposals:

1. the election of three nominees to Class I of the Board of Directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2. the approval of Asbury’s 2012 Equity Incentive Plan;

3. the advisory approval of Asbury’s executive compensation;

4. the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012;

and any other matters that may properly come before the meeting or any adjournments. The Board of Directors is not aware of any other business scheduled for the meeting. Any action may be taken on the above proposals at the meeting on April 18, 2012, or on any date or dates to which the meeting may be adjourned.

Stockholders of record at the close of business on February 28, 2012 are the stockholders entitled to notice of, and to vote at, the meeting and any adjournments. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be available for inspection by stockholders during normal business hours during the 10 day period prior to the meeting at our corporate headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia 30097, as well as at the meeting.

Your vote is important. Please sign and date the enclosed proxy, and return it promptly in the enclosed envelope, or vote via telephone or the Internet, to ensure your representation at the meeting. The proxy will not be used if you attend and vote at the meeting in person.

This proxy statement and the Company’s 2011 Annual Report are available on the Internet and can be accessed directly at the following Internet address: http://www.edocumentview.com/ABG

For further information about the meeting, including directions to our headquarters to attend the meeting and vote in person, please contact the Investor Relations Department at the Company’s headquarters. The telephone number is (770) 418-8212 and the e-mail address is ir@asburyauto.com.

BY ORDER OF THE BOARD OF DIRECTORS,

Darlene Quashie
Assistant Secretary

Duluth, Georgia

March 19, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING. A PRE-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

i

ii

ASBURY AUTOMOTIVE GROUP, INC.

2905 PREMIERE PARKWAY NW, SUITE 300

DULUTH, GEORGIA 30097

(770) 418-8200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 2012

This proxy statement is furnished in connection with the solicitation of proxies by Asbury Automotive Group, Inc. (“Asbury”, the “Company”, “we”, “us” or “our”) on behalf of the Board of Directors (the “Board”) for the 2012 annual meeting of stockholders, and all adjournments of the meeting. The accompanying Notice of Annual Meeting of Stockholders and Important Notice of Internet Availability of Proxy Materials for the Stockholders Meeting to be held on April 18, 2012, this proxy statement and proxy card are first being mailed to stockholders, and made available on the Internet, on or about March 19, 2012. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 is included with these materials.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will be asked to consider and vote on the following proposals:

PROPOSAL 1. the election of the three nominees to Class I of the Board of Directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors and duly elected and qualified;

PROPOSAL 2. the approval of our 2012 Equity Incentive Plan;

PROPOSAL 3. the advisory approval of the compensation of our named executive officers; and

PROPOSAL 4. the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2012.

The stockholders will also transact any other business that may properly come before the meeting. Representatives from our independent registered certified public accounting firm, Ernst & Young LLP (also referred to in this proxy statement as our independent auditors), are expected to be present at the meeting to make a statement if they so desire and to respond to appropriate questions from stockholders.

Who is entitled to vote?

The record date for the annual meeting was February 28, 2012. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the annual meeting. Attendance at the meeting will be limited to stockholders of record, their proxies, beneficial owners having evidence of ownership on the record date and our invited guests.

Our sole outstanding class of capital stock is our common stock, par value $0.01 per share. Except as otherwise required by law, or as described in this proxy statement, each holder of our common stock is entitled to one vote per share on each matter submitted at the meeting. At the close of business on the record date there were 31,542,268 shares of our common stock outstanding, which number includes 355,090 shares of unvested restricted stock entitled to voting rights and that are held by our employees, representing a total of 31,542,268 votes eligible to be cast for each director to be elected, and on each other matter to be voted upon, at the meeting.

What if my shares are held in “street name” by a broker?

If you are the beneficial owner of shares held in “street name” by a bank, broker or other nominee, such other party is the record holder of the shares and is required to vote those shares in accordance with your instructions. If you do not give instructions to such other party, that party will only be entitled to (but not required to) vote the shares FOR the ratification of auditors (Proposal 4). Shares that a bank, broker or other nominee is not entitled to vote with respect to any of the other proposals (the election of directors, the advisory approval of executive compensation and the approval of our 2012 Equity Incentive Plan), pursuant to the rules of the New York Stock Exchange (the “NYSE”), are sometimes called “broker non-votes.” The treatment of broker non-votes is described in the Q&A below under “How will broker non-votes be treated?”

How many shares must be present to hold the meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of a number of shares representing a majority of the shares of voting stock outstanding on the record date will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a quorum is not present at the meeting?

If a quorum is not present at the scheduled time of the meeting, the chairman of the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and, unless such adjournment is for more than 30 days, no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How do I vote?

1. You may vote by mail. If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, your shares will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.

2. You may vote by telephone or on the Internet. If you hold your shares of record, you may give your voting instructions by telephone or on the Internet. Please follow the voting instructions on the proxy card. If your shares are held in “street name” by a broker or other nominee, you may also be able to give voting instructions by telephone or on the Internet. Please check the voting form provided by your broker or nominee to see if it offers such options.

3. You may vote in person at the meeting. If you hold your shares of record and attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. However, if your shares are held in the name of your broker, bank or other nominee, you will need to obtain a proxy from the institution that holds your shares indicating that you were the beneficial owner of our voting stock as of the record date for the annual meeting. Please contact your broker or other institution holding your shares directly if you would like to obtain a proxy to vote your shares directly at the meeting. Even if you plan to attend the meeting, please sign and return your proxy card, or vote via telephone or the Internet, to ensure that your shares are represented. If you do attend the meeting, any votes you cast at the meeting will supersede your proxy.

Can I change my vote after I submit my proxy?

Yes, you may revoke your proxy and change your vote at any time before the polls close at the annual meeting by:

•	signing another proxy with a later date;

•	voting by telephone or the Internet;

•	giving written notice of the revocation of your proxy to the Secretary of the Company prior to the annual meeting; or

•	voting in person at the annual meeting.

How does the Board recommend I vote on the proposals?

The Board recommends that you vote:

•	“FOR” the election of the three nominees to Class I of the Board of Directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors and duly elected and qualified;

•	“FOR” the approval of our 2012 Equity Incentive Plan;

•	“FOR” the advisory approval of the compensation of our named executive officers; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2012.

What if I do not specify how my shares are to be voted?

If you submit an executed proxy but do not indicate any voting instructions, your shares will only be voted FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December  31, 2012 (Proposal 4).

Will any other business be conducted at the meeting?

The Board is aware of no other business that will be presented at the meeting. If any other proposal properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote the shares for which they have been granted a proxy in accordance with their best judgment.

What vote is required to elect the director nominees?

Directors are elected by a plurality of the votes cast. This means that each of the three nominees will be elected if they receive more affirmative votes than any other person. If you vote “Withheld” with respect to the election of one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority with respect to the election of the nominee who will not stand for election.

What vote is required to approve our 2012 Equity Incentive Plan?

The approval of our 2012 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the Company’s common stock present at the meeting in person or by proxy and entitled to vote as of the record date, provided that NYSE’s listing standards require also that at least a majority of outstanding shares vote with respect to this proposal.

What vote is required to approve, on an advisory basis, the compensation paid to our named executive officers?

The advisory approval of the compensation paid to our named executive officers requires the affirmative vote of a majority of the voting power of the Company’s common stock present at the meeting in person or by proxy and entitled to vote as of the record date.

What vote is required to ratify the appointment of our independent auditors?

The ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the voting power of the Company’s common stock present at the meeting in person or by proxy and entitled to vote as of the record date.

How will abstentions be treated?

If you abstain from voting on a proposal, your shares will still be included for purposes of determining whether a quorum is present. Because directors are elected by a plurality of votes, an abstention will have no effect on the outcome of the vote with respect to the election of directors. If you abstain from voting on Proposals 2, 3 or 4, then your abstention will have the same practical effect as a vote against the proposals.

How will broker non-votes be treated?

If your shares are held by a broker or other nominee in “street name,” your broker will generally be prohibited from voting your shares on any matter other than with respect to the ratification of the Company’s independent auditors, unless you inform your broker how your shares should be voted. If you do not provide instructions to your broker, your shares will be treated as “broker non-votes” with respect to any other proposals raised at the meeting. Additionally, your broker may elect not to vote your shares with respect to Proposal 4, in which case your shares would also be treated as “broker non-votes.” All “broker non-votes” will be included for purposes of calculating the presence of a quorum, but otherwise will be treated as shares not entitled to vote on a proposal.

Who pays for the costs of soliciting proxies?

We will pay the cost of soliciting proxies. We have retained Phoenix Advisory Partners to aid in the broker search and the solicitation of proxies, for a fee of approximately $8,500, plus reasonable out-of-pocket expenses and disbursements. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of voting stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies without additional compensation.

SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of shares of the Company’s common stock by each director and named executive officer listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group. In addition, the table sets forth information about all other persons known to the Company to be the beneficial owner of more than five percent of the Company’s common stock.

Except as set forth below, the following information is given as of March 13, 2012. In the case of percentage ownership, the information is based on 31,566,831 shares of the Company’s common stock being outstanding as of March 13, 2012, which number includes 355,090 shares of unvested restricted stock that have voting rights and are held by members of the Board or the Company’s employees. Shares issuable upon exercise of options and performance shares within 60 days after March 13, 2012 are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of each person deemed to beneficially own such securities, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned †
Name of Beneficial Owner	Number	%
Principal Stockholders
FMR LLC(1)	4,025,661	12.75%
MSD Capital, L.P.(2)	3,686,273	11.68%
QVT Financial LP(3)	2,878,437	9.12%
Alydar Capital, LLC(4)	2,360,000	7.48%
BlackRock, Inc.(5)	1,621,102	5.14%

Current Directors and Nominees
Janet M. Clarke(6)	41,963	*
Dennis E. Clements	37,792	*
Thomas C. DeLoach, Jr.	77,768	*
Michael J. Durham(7)	33,926	*
Juanita T. James	20,414	*
Vernon E. Jordan, Jr.(8)	46,769	*
Eugene S. Katz	29,543	*
Philip F. Maritz(9)	27,813	*
Craig T. Monaghan(10)	561,170	1.76%
Charles R. Oglesby(11)	130,615	*
Jeffrey I. Wooley	30,331	*

Officers Who Are Not Directors
Michael S. Kearney(12)	307,004	*
Scott J. Krenz(13)	23,930	*
Elizabeth B. Chandler(14)	48,301	*
Joseph G. Parham, Jr.(15)	41,001	*
All directors and executive officers as a group (15 persons)(16)	1,446,290	4.52%

(†)	The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the record date through the exercise of any stock option or other right. Inclusion in the table of such shares, however, does not constitute an admission that the director, nominee, named executive officer or principal stockholder is a direct or indirect beneficial owner of such shares. Except as set forth above, the persons listed have sole voting and investment power with respect to the shares referred to in the table.

(*)	Denotes less than 1% of the Company’s common stock.

(1)	Based on a Schedule 13G/A filed with the SEC on February 14, 2012. Represents shares owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC (“FMR”) and investment advisor to various investment companies (collectively, the “Fidelity Funds”), Pyramis Global Advisors Trust Company (“Pyramis”), an indirect, wholly-owned subsidiary of FMR, and Edward C. Johnson III, who is the Chairman of FMR. The business address of FMR is 82 Devonshire Street, Boston, Massachusetts 02109. The business address of Pyramis is 900 Salem Street, Smithfield, Rhode Island 02917. Mr. Johnson and FMR, through its control of Fidelity and the Fidelity Funds, have the sole power to dispose of 3,663,649 shares owned by the Fidelity Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Pyramis is the beneficial owner of 362,012 shares as a result of its serving as an investment manager of institutional accounts owning such shares. Mr. Johnson and FMR, through its control of Pyramis, each has the sole power to dispose of, vote, or to direct the voting of these shares owned by the institutional accounts managed by Pyramis.

(2)

Based on a Schedule 13G/A filed with the SEC on March 19, 2009. Represents shares owned by and on behalf of each of MSD Capital, L.P. (“MSD Capital”) and MSD SBI, L.P. (“MSD SBI”). MSD SBI is the record and direct beneficial owner of the shares. MSD Capital is the general partner of MSD SBI and may be deemed to indirectly beneficially own the shares owned by MSD SBI. MSD Capital Management LLC is the general partner of MSD Capital. Both MSD Capital and MSD SBI disclaim beneficial ownership of the shares. The business address of MSD Capital and MSD SBI is 645 Fifth Avenue, 21st Floor, New York, New York 10022.

(3)

Based on a Schedule 13G/A filed with the SEC on February 14, 2012. Represents shares owned by QVT Fund LP (the “Fund”) and Quintessence Fund L.P. (“Quintessence”). The business address of the Fund is Walkers SPV, Walker House, 87 Mary Street, George Town, Grand Cayman, KY1 9001 Cayman Islands. The business address for QVT Financial LP (“QVT Financial”), QVT Financial GP LLC (“QVT Financial GP”), and QVT Associates GP LLC (“QVT Associates”) is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. QVT Financial is the investment manager of the Fund, which beneficially owns 2,599,963 shares of the Company’s common stock. QVT Financial is also the investment manager of Quintessence, which beneficially owns 278,474 shares of the Company’s common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund and Quintessence and may be deemed to be the beneficial owner of an aggregate amount of 2,878,437 shares of common stock. QVT Financial GP, as the general partner of QVT Financial, may be deemed to beneficially own the same number of shares reported by QVT Financial. QVT Associates, as general partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate amount of 2,878,437 shares of common stock owned by the Fund and Quintessence.

(4)

Based on a Schedule 13G/A filed with the SEC on February 13, 2012. Represents shares beneficially owned by John A. Murphy, an individual and the managing member of Alydar Capital, LLC (“Alydar Capital”) and Alydar Partners, LLC (“Alydar Partners”). Alydar Capital is the general partner of Alydar Fund, L.P. (“Alydar Fund”), Alydar QP Fund, L.P. (“Alydar QP”), Alysheba Fund, L.P. (“Alysheba Fund”) and Alysheba QP Fund, L.P. (“Alysheba QP”). Alydar Partners is the investment manager of Alydar Fund, Alydar QP, Alydar Fund Limited and Alysheba Fund Limited. The business address for Alydar Capital and Alydar Partners is 222 Berkeley Street, 17th Floor, Boston, Massachusetts 02116. All shares are together beneficially owned, have shared power to vote or to direct the vote, and have shared power to dispose or to direct the disposition of such shares.

(5)

Based on a Schedule 13G/A filed with the SEC on July 8, 2011. Represents shares beneficially owned by BlackRock, Inc (“BlackRock”). The principal business address of BlackRock is 40 East 52nd Street, New York, New York 10022. BlackRock has the sole power to dispose or to direct the disposition of these shares and the sole power to vote or direct the vote of these shares.

(6)	Includes 5,000 options granted in connection with director compensation exercisable within 60 days after the record date.

(7)	On February 8, 2012, Mr. Durham notified the Board that he has elected not to stand for reelection at the annual meeting. As such, Mr. Durham’s term as a Class I director will end effective as of the annual meeting. See “PROPOSAL NO. 1—ELECTION OF DIRECTORS” below for a further discussion concerning Mr. Durham’s decision not to stand for reelection.

(8)	Includes 5,001 options granted in connection with director compensation exercisable within 60 days after the record date.

(9)	Includes 15,000 options granted in connection with director compensation exercisable within 60 days after the record date.

(10)	Includes (i) 275,000 options exercisable within 60 days after the record date and (ii) 85,916 shares of unvested restricted stock. Mr. Monaghan has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 11,516 shares of common stock vested in March 2012 under the 2011 performance share unit program, but does not include shares of common stock that were forfeited for the payment of taxes upon such issuance. Mr. Monaghan has the right to dispose of these shares issued to him as payout under the 2011 performance share unit program, but no right to vote such shares at the annual meeting, as such shares were issued to him after the record date.

(11)	Mr. Oglesby, our former President and CEO, and our former Executive Chairman, resigned from the Board on July 31, 2011.

(12)	Includes (i) 150,000 options exercisable within 60 days after the record date and (ii) 53,310 shares of unvested restricted stock. Mr. Kearney has the right to vote, but no right to dispose of, the shares of unvested restricted stock. Also includes 7,866 shares of common stock issued in March 2012 under the 2011 performance share unit program, but does not include shares of common stock that were forfeited for the payment of taxes upon such issuance. Mr. Kearney has the right to dispose of these shares issued to him as payout under the 2011 performance share unit program, but no right to vote such shares at the annual meeting, as such shares were issued to him after the record date.

(13)	Includes 23,930 shares of unvested restricted stock. Mr. Krenz has the right to vote, but no right to dispose of, the shares of unvested restricted stock.

(14)	Represents the number of shares owned by Ms. Chandler as of February 17, 2012, the date of her final Form 4 filing with the Securities and Exchange Commission reporting her beneficial ownership of shares of our common stock. In August 2011, Ms. Chandler announced that she was resigning as our Vice President, General Counsel, Compliance Officer and Corporate Secretary, which resignation from these positions was effective as of February 8, 2012.

(15)	Represents 27,767 shares of unvested restricted stock. Mr. Parham has the right to vote, but no right to dispose of, these shares of unvested restricted stock. Also includes (i) 2,900 shares of common stock issued in March 2012 under the 2011 performance share unit program, but does not include shares of common stock that were forfeited for the payment of taxes upon such issuance; and (ii) 4,467 shares of common stock that will be issued in May 2012 under the 2010 performance share unit program, but does not include shares of common stock that will be forfeited for the payment of taxes upon such issuance. Mr. Parham has the right to dispose of these shares issued to him as payout under the 2011 performance share unit program, but no right to vote such shares at the annual meeting, as such shares were issued to him after the record date.

(16)	See footnotes (6) through (15).

Equity Ownership Guidelines

The following are the equity ownership guidelines for our directors and named executive officers:

•	each director should own at least four times his or her annual retainer in value of our common stock;

•	the Chief Executive Officer (“CEO”) should own at least four times his base salary in value of our common stock; and

•	the Chief Financial Officer (“CFO”) and the other named executive officers should own at least two times his or her base salary in value of our common stock.

The value of our common stock was set using the 36-month average share price of our common stock on October 21, 2009, the adoption date of these guidelines, which average share price was $19.33. The share price for these guidelines has not been reset since that date, but may be reset in the event of significant changes in the price of our common stock in the future, with a significant change being at least a 30% increase or decrease in the price. Equity ownership, for the purposes of these guidelines, is determined as follows:

•	unvested restricted shares are considered when calculating equity ownership;

•	earned, but unvested performance shares are considered when calculating equity ownership; and

•	vested and unvested options are not considered when calculating equity ownership.

All directors who were serving on the Board and all named executive officers who were serving in their positions at the time these guidelines were adopted, are in compliance with such guidelines as of the date of this proxy statement. We expect our directors and named executive officers elected or appointed, as applicable, after the date of adoption of these guidelines to comply with these guidelines within three years from the date of election or appointment. We further expect that the named executive officers that are not yet subject to these guidelines based on their date of hire will be able to meet these guidelines through customary equity grants awarded to them.

Our equity ownership guidelines are contained in our Corporate Governance Guidelines, which can be found on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.

PROPOSAL NO. 1.

ELECTION OF DIRECTORS

Three nominees are nominated to hold office as Class I directors for a term of three years and until their respective successors have been duly elected and qualified. If a stockholder, voting by proxy, votes “FOR” all of the nominees for director or withholds a vote from one or more nominees for director, the proxy holders will follow the instructions. If a stockholder, voting by proxy, does not give instructions as to how the shares represented thereby should be voted for each of the nominees, the shares represented by such proxy will not be voted. Any such shares not voted will have no effect on the outcome of the election of directors.

On February 8, 2012, Michael J. Durham, who has served on the Board for over nine years, notified the Board that he has elected not to stand for reelection at the annual meeting. Mr. Durham will, however, continue to serve as a member of Board until the annual meeting. As Mr. Durham completes his term on the Board, the Company wishes to express its appreciation for his many contributions and years of dedicated service.

There are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was selected.

Directors and Nominees for Election as Directors

The Board is divided into three classes, with the members of each class serving three-year terms on the Board. The term of each Class I director expires at the 2012 Annual Meeting of Stockholders, the term of each Class II director expires at the 2013 Annual Meeting of Stockholders, and the term of each Class III director expires at the 2014 Annual Meeting of the Stockholders. Pursuant to our Restated Certificate of Incorporation and resolutions of the Board, the size of the Board is currently set at ten directors.

Effective at the annual meeting, and in connection with the decision by Mr. Durham, currently a Class I director, not to stand for reelection at the annual meeting, the size of the Board will be reduced from ten members to nine members. In accordance with the Company’s Restated Certificate of Incorporation and the listing standards of the NYSE, the Board has determined to reapportion its members so as to make all classes as nearly equal in number as possible. In furtherance of this objective, Eugene S. Katz has voluntarily determined to relinquish, effective immediately prior to the annual meeting, his Class III membership, provided he is immediately thereafter elected as a Class I director at the annual meeting. Accordingly, the Governance and Nominating Committee (also referred to in this proxy statement as the “Governance Committee”) determined to nominate him as a Class I director. From and after the annual meeting, and assuming Mr. Katz’s election as a Class I director at the annual meeting, the Board will consist of nine members, divided into three classes of three members each.

Each director-nominee has consented to being named in this proxy statement and has agreed to serve if elected. Management has no reason to believe that any of the director-nominees will not serve if elected. If a nominee is unable to stand for election, the Board will designate a substitute nominee or choose to further reduce the size of the Board. If a substitute nominee is designated, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority for the nominee who is not standing for election.

Stockholders are entitled to one vote for each director-nominee. Shares cannot be voted for a greater number of persons than the total number of director-nominees.

Below is certain information about our director-nominees and the directors who will continue to serve on the Board following the annual meeting, their principal occupation, business experience as well as other matters, and the Board’s assessment of their individual qualifications to serve on our Board. For certain additional information regarding the director-nominees and the directors who will continue to serve on the Board following the annual meeting, see the sections entitled “Securities Owned by Management and Certain Beneficial Owners,” “Governance of the Company,” and “Related Person Transactions” in this proxy statement.

Nominees for Election as Class I Directors

All of the Class I director-nominees are currently directors of the Company. The nominees for election to Class I of the Board are Janet M. Clarke, Dennis E. Clements and Eugene S. Katz. If elected or re-elected at the annual meeting, as applicable, terms of these individuals will expire at the 2015 Annual Meeting of Stockholders or when their respective successors are duly elected and qualified.

The Board recommends you vote FOR each of these nominees.

JANET M. CLARKE (59) has served as a member of the Board since April 2005 and as a member of the Audit Committee from April 2005 to January 2009. Ms. Clarke has served as a member of the Compensation and Human Resources Committee (also referred to in this proxy statement as the “Compensation Committee”) since April 2005 and was appointed Chair of the Compensation Committee in August 2006. Ms. Clarke was also appointed as a member of the Governance Committee in November 2006. Ms. Clarke is the founder of Clarke Littlefield LLC, a marketing technologies advisory firm, and has served as its President since June 2003 and previously from 2001 to 2002. She was the Chief Marketing Officer of DealerTrack, Inc., a privately held automotive finance technology services company from September 2002 to June 2003. Ms. Clarke was the Chair and CEO of KnowledgeBase Marketing, a subsidiary of Young and Rubicam, Inc., from February 2000 through February 2001. Ms. Clarke served as Managing Director, Global Database Marketing at Citibank for Citigroup’s consumer business from May 1997 until February 2000. Within the last five years, Ms. Clarke was a director and a member of the Audit Committee and the Chair of the Compensation Committee of ExpressJet Holdings, Inc., a director and Chair of the Compensation Committee of eFunds Corporation, and a director and the Chair of the Governance and Nominating Committee of Gateway, Inc.

Ms. Clarke offers significant business experience to our Board particularly in the areas of marketing and marketing technology, as a result of the various senior management positions she has held in large corporations and at Clarke Littlefield. In addition, given the public and private company directorships that she has held during her career, the Board has determined that Ms. Clarke has a broad range of experience as a director and a deep understanding of board oversight and the exercise of appropriate diligence, which makes her an appropriate and valuable member of our Governance Committee. Furthermore, the Board believes that Ms. Clarke’s prior positions as Chair of the Compensation Committee of eFunds and Chair of the Compensation Committee of ExpressJet Holdings provides her with valuable experience with respect to compensation of senior executives and that it is appropriate for her to serve as the Chair of our Compensation Committee.

DENNIS E. CLEMENTS (67) has served as a member of the Board since September 2006. Mr. Clements became a member of the Compensation Committee and the Governance Committee in October 2006, and a member of the Executive Committee in January 2007. He was appointed Chair of the Governance Committee in May 2007, and Chair of the Executive Committee in January 2009. In addition, Mr. Clements was appointed a member of the Succession Planning Committee in October 2010, a temporary committee of the Board which was disbanded in February 2011. Mr. Clements is currently a consultant with Discretionary Effort L.L.C., which he founded in 2005. From June 2000 to June 2005, Mr. Clements was an officer of Toyota Motor Sales, USA, serving as Group Vice President and General Manager of Lexus USA. He was President of Toyota’s Central Atlantic division from June 1991 to June 2000, and held a number of other senior sales management positions at Toyota. Earlier in his career, Mr. Clements worked with Ford Motor Co. for 15 years, progressing through a variety of sales and management positions in the Ford and Lincoln-Mercury divisions. Mr. Clements also serves on the advisory board of Noribachi L.L.C., a company that produces smart energy products, including LED lighting, consumer electronics, solar solutions, and provides engineering and design services for such products.

Mr. Clements has over 40 years of experience, including executive level appointments, in the automotive business. Most notably, with his twenty-five years of experience at Toyota and fifteen years of experience at Ford, the Board has determined that Mr. Clements brings a vast knowledge of the automotive industry and a valuable perspective on automotive manufacturers to the Board. Given his significant executive experience, the

Board believes that Mr. Clements has a broad understanding of board oversight within the automobile industry, giving him experience upon which to draw as he serves as the Chair of our Executive and Governance Committees, and as a member of our Compensation and Human Resources Committee.

EUGENE S. KATZ (66) has served as a member of the Board and a member of the Audit Committee since January 2007. Mr. Katz has also served as the Chair of the Audit Committee since January 2009, served as a member of the Risk Management Committee (also referred to in this proxy statement as the “Risk Committee”) from January 2009 until February 2011, and became a member of the Compensation and Human Resources Committee in February 2011. He is a former partner of PricewaterhouseCoopers (“PwC”), where he began his career in 1969, and became a partner in July 1980. Mr. Katz retired from PwC in June 2006. From 2002 and through his retirement in June 2006, Mr. Katz served as the west region risk management partner of PwC. In addition, Mr. Katz was a member of the PwC Governing Board from 1992 to 1997, and from 2001 to 2005.

Mr. Katz has over 37 years of experience in public accounting, during which he was responsible for leading audit engagements of private and public companies and served a variety of clients ranging from start-up companies to larger public companies. Because of Mr. Katz’s significant exposure to complex financial reporting, accounting and risk management matters as a former public accountant, the Board has determined that Mr. Katz is well-positioned to be both the Chair of our Audit Committee, assisting the Audit Committee in fulfilling its responsibility of overseeing our independent auditors, and a valuable member of the Compensation Committee.

Current Class II Directors

The Class II directors are not standing for reelection at the upcoming annual meeting. Their terms expire at the 2013 Annual Meeting of Stockholders.

THOMAS C. DeLOACH, JR. (64) has served as our Non-Executive Chairman since August 2011 and, prior to that time, served as our Lead Independent Director since February 2011. Mr. DeLoach has served as a member of the Board and as a member of the Audit Committee since January 2007, a member of the Risk Committee since January 2009, of which he was Chair until February 2011, Chair of the Succession Planning Committee from October 2010 until February 2011, when such Committee was disbanded, and a member of the Executive Committee since February 2011. He is a former executive of Mobil Corporation (“Mobil”) and served in various positions at Mobil from July 1969 until March 2000. From 1998 to 2000, Mr. DeLoach was the president of the Global Midstream Division at Mobil. From 1994 to 1998, Mr. DeLoach served as the CFO of Mobil. From May 2000 to July 2002, Mr. DeLoach was a member of management of a NASCAR racing team owned principally by Roger Penske. In September 2002, he formed PIT Instruction & Training, LLC, of which he is a principal and a managing partner. In addition, since June 2005, Mr. DeLoach has served as a principal and a managing partner of Red Horse Racing II, LLC, a NASCAR Camping World Truck Series race team. Mr. DeLoach is a member of the Board of Trustees, the Compensation Committee and the Chair of the Audit Committee of Liberty Property Trust, a self-managed real estate investment trust.

With his managerial and board experience, the Board has determined that Mr. DeLoach brings to the Board demonstrated critical leadership skills, which skills are appropriate for a Non-Executive Board Chairman and a member of the Executive Committee. In addition, as the former CFO of Mobil, coupled with his position as Chair of the Audit Committee of Liberty Property Trust, Mr. DeLoach has been exposed to complex accounting, financial and risk-related issues, such as the application of accounting principles and financial reporting rules and regulations, and evaluation of financial results and general oversight of the financial reporting processes and risk analyses of large businesses. As a result of his broad accounting, financial and executive experience, the Board believes that Mr. DeLoach is a valuable member of our Board and Audit and Risk Committees, and is well-qualified to assist in the auditor oversight function as an Audit Committee member.

PHILIP F. MARITZ (51) has served as a member of the Board and a member of the Audit Committee since April 2002. He is the co-founder and President of Maritz, Wolff & Co., which manages the Hotel Equity

Fund, a private equity investment fund that invests in luxury hotels and resorts. In 1990, he founded Maritz Properties, a commercial real estate development and investment firm where he serves as President. He is also the Managing Director of Broadreach Capital Partners, a private equity real estate investment fund.

With his significant real estate investment and management, strategic and operational experience as President of Maritz, Wolff & Co. and Maritz Properties, along with his financial and investment experience as a Managing Director of Broadreach Capital Partners, the Board has determined that Mr. Maritz has valuable insight into the effective strategic management of businesses. In addition, Mr. Maritz’s experience in marketing and sales of luxury goods and services and his strategic management of luxury brands is relevant to our Company and our business. Mr. Maritz’s leadership positions at these various companies demonstrate his management abilities and his understanding of financial strategy and operations, making him a valuable member of our Audit Committee. Furthermore, Mr. Maritz is, or has been, a director of a number of privately-held companies, including Rosewood Hotels and Resorts and Dolce Hotels and Resorts, and a number of non-profit organizations, including Princeton University Art Museum Advisory Council, Stanford Business School Management Board, the American University of Cairo and the Metropolitan Museum of Art Visiting Committee for Photography, which the Board believes provides additional insight into Board functions, including appropriate oversight and diligence.

JEFFREY I. WOOLEY (67) has served as a member of the Board since March 2003 and as a member of the Risk Committee of the Board since April 2010. Mr. Wooley also served as President and CEO of Asbury Automotive Tampa G.P. LLC, a wholly owned subsidiary of the Company (“Asbury Tampa”) from September 1998 until February 2005 and as the Non-Executive Chairman of Asbury Tampa from March 2005 until March 2010. Mr. Wooley began his automotive career in 1965 and opened his first dealership in 1975. Prior to selling his dealerships to us in 1998, Mr. Wooley owned and operated ten automotive retailing franchises. He is a past President of the Pontiac National Dealer Council, and served for four years as a field representative for the Pontiac Division of General Motors.

Mr. Wooley has over 40 years of experience in multiple facets of the automobile industry, including as a former salesperson, general manager and owner of several dealerships. Mr. Wooley has extensive experience dealing with both foreign and domestic automobile manufacturers, which is invaluable to the Board with respect to the Company’s relations with automobile manufacturers. Mr. Wooley’s extensive knowledge of the automobile industry offers the Board a deep understanding of our business. Furthermore, the Board has determined that Mr. Wooley brings significant institutional knowledge of our Company to the Board as he has been affiliated with the Company since its inception and has served in various significant management positions within the Company. With such knowledge of our business and the automobile industry, the Board believes that Mr. Wooley is an invaluable member of the Risk Committee as he has an astute ability to identify key risks in our business and the automotive retailing industry.

Current Class III Directors

The Class III directors are not standing for reelection at the upcoming annual meeting. Their terms expire at the 2014 Annual Meeting of Stockholders. As noted above, Mr. Katz is currently a Class III director. However, due to the reapportioning of the Board Classes, Mr. Katz has voluntarily determined to relinquish, effective immediately prior to the annual meeting, his Class III membership, provided he is immediately thereafter elected as a Class I director at the annual meeting. Accordingly, the Governance and Nominating Committee and the Board determined to nominate him as a Class I director, and his biography is set forth above with the other Class I director-nominees.

JUANITA T. JAMES (59) has served as a member of the Board since October 2007, as a member of the Compensation Committee since May 2008, and as a member of the Audit Committee since January 2009. Ms. James has served as the President and CEO of the Fairfield County Community Foundation since October 2011. Prior to October 2011, Ms. James served as the Vice President and Chief Marketing and Communications

Officer for Pitney Bowes, Inc. (“Pitney Bowes”) from May 2007 until November 2010, during which time she also served on its CEO Council and its Corporate Social Responsibility Committee. From October 2006 to May 2007, Ms. James served as the Vice President and Chief Communications Officer for Pitney Bowes. From October 2004 until October 2006, Ms. James served as the Vice President of Direct Marketing Strategy and Business Development for Pitney Bowes. From 2002 until 2004, Ms. James served as the Vice President, Project Leader of Human Resources Transformation for Pitney Bowes, where she led a global SAP Human Resources and Payroll implementation and launched the company’s first shared services initiative. Prior to joining Pitney Bowes in 1999, Ms. James was the Executive Vice President, Marketing and Editorial of Doubleday Direct, Inc. Ms. James had a distinguished 20-year career at Time Warner, Inc., including 12 years in senior management positions.

Based on her management experience at the Fairfield County Community Foundation, Pitney Bowes and Doubleday Direct, the Board has determined that Ms. James brings to the Board demonstrated senior-level leadership experience. Through her various positions at Pitney Bowes, Ms. James also brings to the Board a broad understanding of sales, marketing, brand management, investor relations and general communications matters that affect large companies, which are areas that are critical to the automotive retail business and to which she can provide valuable insight. As a former member of the audit committee of The Rouse Company, the Board believes that Ms. James has valuable experience dealing with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing public company financial reporting processes. In addition, the Board also believes that Ms. James’ service as former Chair of the nominating and governance committee of The Rouse Company, as well as her prior and current service on numerous not-for-profit boards, provides her with additional experience upon which she can draw upon as a member of our Board, the Audit Committee and the Compensation Committee.

VERNON E. JORDAN, JR. (76) has served as a member of the Board since April 2002, and was a member of the Audit Committee from April 2002 to February 2003. He has served as a Senior Managing Director of Lazard Frères & Co. since January 2000 and serves as a member of the board of Lazard, Ltd. Prior to joining Lazard, Mr. Jordan was a senior executive partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where he currently remains Senior Counsel. Mr. Jordan serves on the International Advisory Board of Barrick Gold and as a Senior Advisor to the boards of American Express Company and to the board of Xerox Corporation. During the past five years, Mr. Jordan served on the boards of the following public companies: American Express Company, Dow Jones & Company, Inc., J.C. Penney Company, Inc., Xerox Corporation and Sara Lee Corporation.

With the various directorships he has held over the last 35 years, Mr. Jordan has gained a significant depth and breadth of knowledge relating to understanding of public company boards and the implementation and execution of their oversight responsibilities. In addition to holding the positions stated above, Mr. Jordan has held key leadership positions with prominent not-for-profit corporations and has held various presidential appointments. As such, the Board has determined that Mr. Jordan’s diverse experiences appropriately qualify him as a skilled director.

CRAIG T. MONAGHAN (55) has served as our President and CEO since February 2011. Prior to becoming our President and CEO, Mr. Monaghan served as our Senior Vice President and CFO since May 2008, and continued as our principal financial officer until we hired a new CFO in June 2011. Prior to joining us, Mr. Monaghan served as the CFO at Sears Holding Corp., a national broadline retailer, between September 2006 and January 2007. From May 2000 to August 2006, he served as Executive Vice President and CFO of AutoNation, Inc., the largest automotive retailer in the United States. Previously, Mr. Monaghan served as CFO of iVillage.com, which he helped take public in 1999. Earlier in his career, he was employed by Reader’s Digest Association, Bristol-Myers Squibb Co. and General Motors Corp.

Mr. Monaghan has over two decades of experience as a finance executive at large public companies, including AutoNation, Inc., the nation’s largest automotive retailer. Mr. Monaghan brings to our Board broad executive management skills, as well as in-depth experience in responding to financial, strategic and operational challenges, which skills he has demonstrated throughout his career, including by successfully navigating the Company through the significant challenges it faced during the recent economic downturn and downturn in the automotive retailing industry. The Board believes that Mr. Monaghan’s significant experience in overseeing financial reporting, accounting and risk management matters for the Company and other public companies well-positions him to serve as a member of the Board.

GOVERNANCE OF THE COMPANY

Independence of Directors and Director-Nominees

The Board has determined that the following eight of its ten directors, including the director-nominees, qualify as independent directors under the rules of the NYSE and the Company’s Corporate Governance Guidelines: Ms. Clarke and Ms. James, and Messrs. Clements, DeLoach, Durham, Jordan, Katz and Maritz. In order to qualify as an independent director of the Company, the Board must affirmatively determine, based upon all relevant facts and circumstances, that the director does not have a material relationship with the Company that would affect his or her independence, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

The Board has adopted the categorical standards set forth in the Company’s Corporate Governance Guidelines and below to assist it in making determinations of independence. These standards comply with the NYSE’s categorical standards for director independence:

•

he or she has not been employed by, and none of his or her immediate family members (as defined by the NYSE) has been an executive officer of, the Company at any time within the three years preceding the date of this determination;

•

he or she has not received, and none of his or her immediate family members has received, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), at any time within the 3 years preceding the date of this determination;

•

he or she is not a current partner or employee of a firm that is the Company’s internal or external auditor; none of his or her immediate family members is a current partner of such a firm; none of his or her immediate family members is a current employee of such a firm and personally works on the Company’s audit; and neither he, she nor any of his or her immediate family members was, within the last three years, a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•

he or she has not, and none of his or her immediate family members has, at any time within three years from the date of this determination, been employed as an executive officer of another company where any of the Company’s present executive officers serve on that company’s compensation committee; and

•

he or she is not an executive officer or an employee, and none of his or her immediate family members is an executive officer, of a company (other than a tax exempt organization) that, during the current fiscal year or last three completed fiscal years, made payments to, or received payments from, the Company for property or services in an amount that, in any single year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Furthermore, a director cannot qualify as independent for Audit Committee purposes if the director, other than in his or her capacity as a member of the Audit Committee, the Board or any other Board committee:

•

accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company. Compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service; or

•	is an affiliated person of the Company.

In addition to satisfying the above-described independence criteria, in order to qualify as independent for Compensation Committee purposes pursuant to the charter of our Compensation Committee, the director must also be deemed (i) a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), and (ii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Rule 16b-3 defines “non-employee director” as a director who:

•	is not currently an officer of, or is not otherwise currently employed by, the Company or a parent or subsidiary of the Company;

•

does not receive compensation from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed $120,000; and

•	does not possess an interest in any other transaction with the Company for which disclosure would be required under the “Related Person Transactions” section of this proxy statement.

Section 162(m) of the Code and its corresponding regulation, Regulation 1.162-27, defines “outside director” as a director who:

•	is not a current employee of the Company;

•	is not a former employee of the Company receiving compensation for prior service (other than benefits under a tax-qualified retirement plan);

•	has not been an officer of the Company; and

•	receives no remuneration from the Company in any capacity other than as director.

The Board has affirmatively determined, by applying the categorical standards set forth above, that none of the Company’s independent directors has any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

Nomination of Directors

The Governance and Nominating Committee evaluates, and recommends to the full Board, nominees to serve as directors on our Board. The nominees for election at the annual meeting are all current directors and were originally recommended to the Board by various sources, including other directors, a third-party executive search firm engaged by the Company and other stakeholders. In addition to these sources, in the future, director candidates may be identified by management or additional third-party executive search firms that may from time to time be engaged to assist in identifying and evaluating potential nominees. Candidates are evaluated in light of the then-current composition of the Board, the operating requirements of the Company and the long-term interests of the stockholders. In performing this evaluation, the Governance and Nominating Committee will consider the diversity, age, skills and other experience of the candidate, and other factors it deems appropriate, given the needs of the Board and the Company at the appropriate time, to maintain what it considers to be an appropriate balance of knowledge, experience and capabilities. Qualified director nominees should possess an appropriate balance of the following qualities: high moral character and personal integrity, a high level of leadership or managerial experience, experience and knowledge relative to matters affecting the Company, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of stockholders and growth of the Company, freedom from conflicts of interest, the ability to dedicate sufficient time, energy and attention to Board activities and the diligent performance of his or her duties, and reflect the diversity of the Company’s stockholders, employees, customers and communities.

The Board will consider director candidates recommended by the Company’s stockholders. In order to make such a nomination, the stockholder must (i) be a record holder of shares of common stock on the record date, (ii) be entitled to vote for the election of such director(s) and (iii) comply with the notice procedures set forth in the Company’s bylaws. If you would like a copy of the Company’s bylaws, please notify the Company at the address given on the first page of this proxy statement. The bylaws are also available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

Notice of a stockholder’s recommendation with regard to nominees for election to the Board must be delivered to, or mailed to and received by, the Secretary of the Company not later than 90 days or earlier than 120 days prior to the anniversary date of the preceding year’s annual meeting of stockholders. If the annual meeting of the stockholders for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting of stockholders, such recommendation must be received by the Secretary of the Company not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company.

The stockholder’s notice shall be signed by the stockholder of record who intends to recommend a nominee, and shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) all information relating to such person that is required to be set forth in the notice pursuant to Section 2.07 of the Company’s Bylaws (and Items 403 and 404 under Regulation S-K); (2) a written questionnaire with respect to identity, background and qualification of the proposed nominee, (3) a written representation and agreement that the proposed nominee (i) is not and will not become a party to (x) any agreement or similar understanding that the nominee, if elected, will adopt a specific voting commitment on any issue or question that has not been disclosed to the Company or, (y) any voting commitment that could limit or interfere with such person’s fiduciary duty under applicable law, (ii) is not and will not become a party to any agreement or similar understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service as a director, that has not been disclosed to the Company, and (iii) if elected, will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and trading policies of the Company, and (4) all other information relating to such person that is required to be disclosed in solicitation of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

(B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (2) the number of shares of the Company which are owned of record and beneficially by such stockholder and such beneficial owner, (3) a representation that such stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (4) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such nomination, (5) a description of any Derivative Interest (as defined in the Bylaws), (6) any proxy, contract, or similar understanding that increases or decreases the voting power of such stockholder, (7) any dividend rights held of record or beneficially by the stockholder on shares of the Company that are separated or severable from the underlying shares, (8) any performance-related fees (other than an asset-based fee) to which the stockholder may be entitled as a result of any increase or decrease in the value of shares of the Company or Derivative Interests; and (9) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act.

Communications with the Board

We have a Stockholder Communication Policy with established procedures for stockholders and interested parties to communicate directly with the Board, with our non-management directors, or with a particular director. The stockholder or interested party should send written communication to (i) the Lead Independent Director, if applicable, (ii) the Chairman of the Board or Chair of the appropriate committee, (iii) the non-management directors or (iv) an individual director, in care of the Corporate Secretary, at Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097. Any communications relating to the Company’s auditing, accounting, internal controls, or fraud or unethical behaviors should be directed to the attention of the Chair of the Audit Committee in care of the Corporate Secretary, at the foregoing address. The Audit Committee will respond to such communication, if appropriate, in accordance with the procedures established with respect to such matters.

Any written communication should include the name and address of the stockholder or interested party sending such communication so that a response can be provided, if necessary or appropriate. Stockholders and interested parties may, however, remain anonymous. If the stockholder or interested party desires that such communication be kept confidential from management, the envelope must be clearly marked “confidential,” and the Corporate Secretary will then forward the communication, unopened, to the individual addressee.

Committees of the Board

The Board has as standing committees the Audit Committee, the Compensation Committee, an Executive Committee, the Governance Committee and the Risk Committee. The Board also formed a Succession Planning Committee in October 2010, which was disbanded in February 2011.

Audit Committee

The members of the Audit Committee during 2011 were Messrs. Katz (Chair), DeLoach and Maritz, and Ms. James. The Committee held eight meetings in 2011. In accordance with the NYSE’s rules, all members of the Audit Committee meet the independence requirements for Audit Committee members and are financially literate. Messrs. DeLoach and Katz were determined by the Board to be “audit committee financial experts” as that term is defined by the SEC. The charter of the Audit Committee is available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

This Committee retains the auditing firm engaged each year as our independent auditors. With management and the independent auditors, the Committee reviews the financial statements, oversees the financial reporting process and assesses the adequacy of basic accounting services rendered to us. The Audit Committee’s review of financial statements is more fully described below under the caption “Report of the Audit Committee,” and its responsibilities are outlined in the Audit Committee Charter.

Compensation and Human Resources Committee

The members of the Compensation and Human Resource Committee during 2011 were Ms. Clarke (Chair), Mr. Clements, Ms. James and, as of February 2011, Mr. Katz.

The Compensation Committee held twelve meetings in 2011, three of which were joint meetings with the Succession Planning Committee. Each member of the Compensation and Human Resources Committee is an independent director and meets the additional criteria to qualify for independence for the Compensation and Human Resources Committee’s purposes. The Compensation and Human Resources Committee’s charter is available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

This Committee establishes and reviews our general compensation philosophy with the input of management, oversees the development and implementation of our compensation philosophy to ensure that our compensation plans are consistent with our general compensation philosophy, establishes the compensation to be paid to the CEO, reviews the recommendations of the CEO as to the appropriate compensation of our corporate officers, generally administers and issues awards under our equity incentive plans from time to time in effect, oversees our other benefit plans and assists the Board in its succession planning. See “Compensation Discussion and Analysis” for a discussion of our compensation philosophy and how the Compensation and Human Resources Committee determines the compensation of our executive officers.

Executive Committee

The members of the Executive Committee during 2011 were Messrs. Clements (Chair), DeLoach, and Monaghan. Mr. Oglesby was a member of this Committee in 2011 until his retirement and resignation from the Board in July 2011. Likewise, Mr. Durham was a member of the Executive Committee until his resignation as the Board’s Non-Executive Chairman in February 2011. Mr. DeLoach, the then Lead Independent Director and now the Board’s Non-Executive Chairman, replaced Mr. Durham on the Executive Committee. Mr. Monaghan was appointed a member of the Executive Committee in April 2011, upon his election to the Board.

The Executive Committee has exercised and may exercise all the authority of the Board when the Board is not in session, except that it does not have the authority to (i) approve or propose to stockholders actions required by the Delaware General Corporation Law to be approved by stockholders; (ii) adopt, amend or repeal our by-laws; (iii) authorize distributions; (iv) fill vacancies on the Board or any of its committees; (v) approve a plan of merger, consolidation or reorganization not requiring stockholder approval; (vi) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board; or (vii) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Governance and Nominating Committee

The members of the Governance and Nominating Committee during 2011 were Mr. Clements (Chair), Ms. Clarke and Mr. Durham. The Governance and Nominating Committee held five meetings in 2011. The charter of the Governance and Nominating Committee is available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

The Governance and Nominating Committee assumes the nominating and corporate governance duties on behalf of the Board. The Governance and Nominating Committee assists the Board by identifying qualified individuals to become directors, recommending the composition of the Board and its committees, and the compensation to be paid to the directors. It is also responsible for monitoring the process to assess the Board’s effectiveness, developing and implementing our corporate governance guidelines and many of our corporate governance policies, including the oversight of compliance under our Equity Ownership Guidelines, our Code of Business Conduct and Ethics and our Related Party Transaction Policy.

Risk Management Committee

The members of the Risk Management Committee during 2011 were Messrs. Durham (Chair), DeLoach, Maritz and Wooley. In February 2011, Mr. Maritz was appointed as a member of the Risk Management Committee, replacing Mr. Katz. In addition, in February 2011, Mr. Durham was appointed the Chair of this Committee.

The Risk Management Committee held four meetings in 2011. The charter of the Risk Management Committee is available on the Company’s web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.” The Risk Management Committee assists the Board in fulfilling its responsibility of overseeing the identification, assessment and management of our key operational risks.

Succession Planning Committee

At a meeting of the Board on October 19, 2010, and upon the recommendation of the Governance Committee, the Board formed a special Succession Planning Committee to assist the Board in fulfilling its succession planning duties. On February 16, 2011, upon the recommendation of the Governance Committee, the Board determined that the Succession Planning Committee had fulfilled its responsibilities and disbanded the Committee, effective immediately. In 2011, the members of the Succession Planning Committee were Messrs. DeLoach (Chair), Clements and Durham, and the Committee held three joint meetings with the Compensation and Human Resources Committee.

Director Fees; Attendance at Meetings

Directors who are employees of the Company do not receive a retainer or any other fees for service on the Board or its committees. All other directors (“non-management directors”) received the annual retainer and meeting fees described below, except for Mr. Oglesby who, during the term in which he served as Executive Chairman, was entitled only to the payments pursuant to his employment agreement. In addition, in 2011, the non-management directors received an annual grant of stock valued at $70,000 and the use of a motor vehicle (including transporting the vehicle to the director, any taxes payable relating to the vehicle, repair, maintenance and service of the vehicle).

In 2011, compensation earned by the non-management directors was as follows:

Annual Retainers (paid quarterly in advance):

•	the Lead Independent Director/Non-Executive Chairman—$150,000;

•	the other non-management directors—$40,000;

•	the Audit Committee, Compensation and Human Resources Committee, Risk Committee and Succession Planning Committee chairs—$15,000; and

•	the Governance Committee chair—$10,000.

Meeting Fees (paid quarterly in arrears):

•	Executive Committee meetings, in person or telephonic—$1,500 (payable to the Executive Committee chair only);

•	Board, Audit Committee, Compensation and Human Resources Committee, Risk Committee, the Governance Committee and Succession Planning Committee in person meetings—$2,000;

•	Board, Compensation and Human Resources Committee, Risk Committee, Governance Committee and Succession Planning Committee telephonic meetings—$1,000; and

•	Audit Committee telephonic meetings—$1,500.

The following table shows compensation earned by the non-management directors for the 2011 fiscal year. For information concerning the compensation of Messrs. Monaghan and Oglesby, see “Summary Compensation Table.”

2011 DIRECTOR COMPENSATION TABLE

Name	Fees Earned in Cash	Stock Awards(3)	All Other Compensation(4)	Total
Michael J. Durham	$91,333	$70,010	$25,909	$187,252
Former Non-Executive Chairman of the Board(1)
Risk Committee Chair
Audit Committee Member
Former Succession Planning Committee Member
Janet M. Clarke	$93,000	$70,010	$28,747	$191,757
Compensation and Human Resources Committee Chair
Governance Committee Member
Dennis E. Clements	$91,000	$70,010	$9,298	$170,308
Governance & Nominating Committee Chair
Executive Committee Chair
Compensation and Human Resources Committee Member
Former Succession Planning Committee Member
Thomas C. DeLoach, Jr.(2)	$189,583	$70,010	$23,744	$283,337
Lead Independent Director/Non-Executive Chairman
Former Risk Committee Chair
Former Succession Planning Committee Chair
Executive Committee Member
Audit Committee Member
Risk Committee Member
Juanita T. James	$83,000	$70,010	$42,665	$195,675
Audit Committee Member
Compensation and Human Resources Committee Member
Vernon E. Jordan, Jr.	$51,000	$70,010	$35,361	$156,371
Eugene S. Katz	$92,000	$70,010	$13,437	$175,447
Audit Committee Chair Compensation and Human Resources Committee Member
Former Risk Committee Member
Philip F. Maritz	$73,000	$70,010	$28,024	$171,034
Audit Committee Member
Risk Committee Member
Jeffrey I. Wooley	$61,000	$70,010	$2,833	$133,843
Risk Committee Member

(1)	As part of the Company’s management succession process and in connection with the appointment of Charles Oglesby as Executive Chairman, Mr. Durham resigned as Non-Executive Chairman effective February 9, 2011. On February 8, 2012, Mr. Durham notified the Board that he has elected not to stand for reelection at the annual meeting.

(2)	Effective as of February 9, 2011, Mr. DeLoach was elected the Board’s Lead Independent Director upon the election of Mr. Oglesby as the Executive Chairman. Upon Mr. Oglesby’s retirement and resignation from the Board effective as of July 31, 2011, Mr. DeLoach was elected the Non-Executive Chairman.

(3)

The amount in this column for each director represents the aggregate grant date fair value of 3,720 shares of common stock granted to each non-management director on February 16, 2011, which was approximately $70,010. The aggregate grant date fair value was calculated in accordance with FASB ASC Topic 718 by multiplying the number of shares by the closing market price of our common stock on the date of grant, which was $18.82 per share. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, please see a discussion of such valuation in Note 22 of the Consolidated Financial Statements in our 2011 Annual Report on Form 10-K, filed with the SEC on February 22, 2012, which is incorporated into this proxy statement by reference.

As of December 31, 2011, the following non-management directors held the number of outstanding stock options set forth beside his or her name: Michael Durham: 10,000; Janet M. Clarke: 5,000; Vernon E. Jordan, Jr.: 5,001; and Philip F. Maritz: 15,000. No other non-management directors held any stock options.

(4)	Represents the incremental cost to us for the respective use of a vehicle received by non-management directors. We calculate incremental costs of personal use vehicles as all direct costs (excluding fuel), including without limitation, the cost of transporting the vehicle to the director, any taxes, repairs, and any maintenance and service of the vehicle. In addition, we include the difference between our cost for the vehicle and the ultimate sale price or the anticipated sale price, pro-rated for the amount of time the director had possession of the vehicle during the fiscal year, plus an estimate of lost interest income calculated as our initial cash outlay for the vehicle multiplied by our weighted average interest rate on invested cash. We do not estimate lost margin on an ultimate sale of the vehicle.

In connection with the establishment of the Lead Independent Director role effective as of February 9, 2011, the Board set the Lead Independent Director’s annual retainer at $150,000. Upon the Board’s election of Mr. DeLoach as its Non-Executive Chairman, the Board determined that the annual retainer for this position should also be $150,000.

On February 8, 2012, upon the Governance Committee’s recommendation, the Board determined that the annual retainer for the Governance Committee chair would be increased from $10,000 to $15,000, effective as of that date.

During 2011, there were eight meetings of the Board. Each current director attended at least 75% of the total meetings of the Board and committees on which he or she served. In accordance with the NYSE’s rules, the non-management directors held nine executive sessions during 2011. Prior to his retirement, Mr. Oglesby, as the Executive Chairman, presided over Board meetings, including executive sessions and Mr. DeLoach, as the Lead Independent Director, presided over the Board’s non-management executive sessions of the Board. Upon Mr. DeLoach’s election as the Board’s Non-Executive Chairman, effective as of August 1, 2011, he presided over the remaining non-management executive sessions in 2011, and continues to preside over such sessions.

We do not have a policy with regard to the attendance of the members of the Board at annual meetings of our stockholders. At the time of our 2011 Annual Meeting of Stockholders, the Board consisted of ten members, and all of the members attended such meeting in person.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

In accordance with the NYSE’s rules and the rules and regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002, the Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. Both the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our web site at www.asburyauto.com under “Investor Relations” at “Corporate Governance.”

We will provide you with copies of the above-mentioned documents as well as our Audit Committee, Compensation and Human Resources Committee, Governance Committee and Risk Committee charters, free of charge, if you call 770-418-8212 or submit a request in writing to Investor Relations, Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097.

Board Leadership Structure

The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Company believes that the members of the

Board possess considerable experience and unique knowledge of the challenges and opportunities the Company faces, and therefore are in the best position to evaluate the needs of the Company and how best to organize the capabilities of our directors and senior executives to meet those needs. As a result, the Company believes that the decision as to who should serve as Chairman and as President and CEO, and whether the offices should be combined or separate, is properly the responsibility of the Board, to be exercised from time to time in appropriate consideration of then-existing facts and circumstances. Our Corporate Governance Guidelines provide the Board the flexibility to determine whether or not the separation or combination of the Chairman and President and CEO offices is in the best interests of the Company at any time.

As part of our succession plan and to aid in the transition of our corporate leadership, effective February 9, 2011, Mr. Oglesby became our Executive Chairman in connection with his retirement from his position as President and CEO and his planned retirement and resignation from the Board on July 31, 2011. Also on February 9, 2011, Mr. Monaghan was appointed as our President and CEO.

Since our incorporation, we have maintained separate positions of Chairman and President and CEO, as the Board believes that, based on the skills and responsibilities of the various Board members, such separation enhances (i) appropriate oversight of management by the Board, (ii) Board independence, (iii) the accountability to our stockholders by the Board and (iv) our overall leadership structure. We believe this structure is appropriate because we compete in an industry with many external forces that may affect our viability and profitability, therefore presenting significant challenges requiring extensive oversight and management capability. As such, we believe that by separating the Chairman function from that of the President and CEO, our President and CEO can properly focus on managing the business, rather than diverting his efforts to also overseeing the Board.

In order to give a significant voice to our non-management directors and to reinforce effective, independent leadership on the Board, when the Board appointed Mr. Oglesby as Executive Chairman it created the position of Lead Independent Director. In light of this position of Lead Independent Director, we amended our Corporate Governance Guidelines to outline the circumstances in which Lead Independent Director would be appointed by our Board and to set forth such director’s responsibilities. Under the Company’s Corporate Governance Guidelines, a Lead Independent Director is appointed when the Chairman is the CEO or any other officer or employee of the Company, or if the Chairman is not otherwise independent. In recognition of his demonstrated critical leadership skills, the independent directors designated Thomas C. DeLoach, Jr. as Lead Independent Director. Upon Mr. Oglesby’s retirement and resignation from the Board on July 31, 2011, the Board elected Mr. DeLoach as the Non-Executive Chairman of the Board, effective August 1, 2011.

We believe that the foregoing structure, policies, and practices, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion, and evaluation of decisions and direction from the Board.

The Board’s Risk Oversight Role

The Board maintains oversight responsibility for management of the Company’s risks. The Board has delegated oversight responsibility for certain areas of potential risk exposure to its committees. Each committee reports to the Board at regular intervals or more frequently, if appropriate, with respect to the risks and matters for which it maintains responsibility. The Company’s Risk Committee is responsible for further assisting the Board in fulfilling its oversight role by identifying, assessing and managing key financial, strategic and operational risks of the Company. Management annually reviews with the Risk Committee our key risks to help evaluate the Company’s risk profile and related risk management processes. In this review, management highlights for the Risk Committee our most significant risks to facilitate the Risk Committee’s evaluation of our long-term financial plans, budgets and strategic initiatives. The Risk Committee, based on such review, considers the appropriate process for managing or mitigating material risks and the appropriate allocation of resources related to such material risks. The Risk Committee reports such findings to the Board at the Board’s quarterly meetings, and the Audit Committee, as appropriate.

As an NYSE-listed company, the Audit Committee is charged with (i) discussing guidelines and policies to govern the process by which management assesses and manages exposure to risk; (ii) discussing major financial risk exposures and the steps management has taken to monitor and control such exposure; and (iii) reviewing in a general manner the processes in place to assess and manage risk. Recognizing that the Risk Committee’s role complements the Audit Committee’s role in risk oversight, our Risk Committee charter mandates that at least one member of the Audit Committee be a member of the Risk Committee. Currently, our Risk Committee consists of two members of our Audit Committee, Messrs. DeLoach and Maritz, Mr. Durham, who became the Risk Committee chair in February 2011, and who was a member of our Audit Committee from February 2003 until July 2006, and Mr. Wooley.

The Compensation Committee is primarily responsible for the design and oversight of our executive compensation policies, programs and practices. A key objective of the Compensation Committee is to oversee the implementation and development of our compensation programs to ensure such programs are consistent with the Company’s general philosophy after accounting for the Company’s key risk profile.

Beginning in 2009, the Compensation Committee engaged an independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to work with management and conduct a full risk assessment of our compensation policies and practices for our employees. This assessment included an inventory of all compensation programs, including our then-current incentive compensation plans, a review of the design and features of our compensation programs, policies and practices with key members of management responsible for such programs, policies and practices, and an assessment of program design and features relative to compensation risk factors. The Risk Committee and the Compensation Committee reviewed the Company’s risk profile and related risk management processes, as well as the consultant’s assessment. After consideration of the consultant’s findings, both the Risk Committee and the Compensation Committee concluded that our then-current compensation policies and practices for our employees did not create risks reasonably likely to have a material adverse effect on us.

Since the time of the original risk assessment, no material changes have been made to the Company’s pay plans and policies. In February 2012, the Risk Committee and the Compensation Committee again reviewed our risk profile and related risk management processes, and discussed with Pay Governance LLC (“Pay Governance”), the Compensation Committee’s new independent compensation consultant, such risk profile and related risk management processes. After such discussion, the Risk Committee and the Compensation Committee concluded that our current compensation policies and practices for our employees do not create risks reasonably likely to have a material adverse effect on us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file reports of ownership and changes in ownership of such securities with the SEC. Based solely upon a review of the copies of the filings furnished to us or prepared by us on behalf of such Section 16(a) filers, or written representations that no Forms 5 were required, we believe that all of these filers complied with all Section 16(a) filing requirements during 2011.

EXECUTIVE OFFICERS

Listed below is information regarding the Company’s executive officers as of March 19, 2012. All of our executive officers are elected by and serve at the discretion of the Board.

Name	Age	Position
Craig T. Monaghan	55	President and CEO
Michael Kearney	60	Executive Vice President and Chief Operating Officer (“COO”)
Scott J. Krenz	60	Senior Vice President and CFO
Joseph G. Parham	62	Vice President, Chief Human Resources Officer

Set forth below is a brief description of the business experience of the Company’s corporate officers for at least the past five years.

CRAIG T. MONAGHAN Please see Mr. Monaghan’s biographical information under “PROPOSAL NO. 1—ELECTION OF DIRECTORS” above.

MICHAEL S. KEARNEY has served as our Executive Vice President and COO since February 2011. Prior to February 2011, Mr. Kearney served as our Senior Vice President and COO from March 2009. Before becoming our Senior Vice President and COO, Mr. Kearney served as the President and CEO of our former Eastern Region, which included Nalley Automotive Group in Georgia, Crown Automotive Company in North Carolina, South Carolina, Virginia and New Jersey, and Coggin Automotive Group and Courtesy Auto Group in Florida. Mr. Kearney joined Crown Automotive Company in 1990 as its CFO, and assumed the role of its President and CEO in September 2000. The Company acquired Crown Automotive Company in 1998.

SCOTT J. KRENZ has served as the Company’s Senior Vice President and CFO since June 2011. Prior to joining the Company, Mr. Krenz served as the Executive Vice President and CFO of Heidrick & Struggles International, Inc., a global leadership advisory firm, from 2008 until 2011. In 2007, Mr. Krenz served as the Executive Vice President and CFO of Navigant Consulting, Inc. (“Navigant”), a management consulting firm. Prior to serving at Navigant, Mr. Krenz served as the CFO of Sapient Corporation, a global IT services and Internet marketing firm, from 2004 through 2006.

JOSEPH G. PARHAM has served as our Vice President, Chief Human Resources Officer since May 2010. From 2001 until his retirement in 2006, Mr. Parham served as the Senior Vice President, Human Resources for Acuity Brands, Inc., a leading provider of lighting fixtures and related products and services, where he was responsible for executive compensation, leadership development, benefits design, succession planning and major organization development programs. Prior to joining Acuity Brands, Mr. Parham served at Senior Vice President, Human Resources for National Service Industries from 2000 to 2001, as President and COO of the Polaroid Eyewear division of Polaroid Corporation from 1999 to 2000, and as Senior Vice President, Global Human Resources of Polaroid Corporation from 1994 to 1999.

COMPENSATION DISCUSSION & ANALYSIS

This compensation discussion and analysis (“CD&A”) is focused primarily on the compensation of our executive officers in 2011, with certain additional detail about the compensation paid, or payable, to our “named executive officers.” Our named executive officers are:

•	our current CEO, Craig T. Monaghan;

•	our CFO, Scott J. Krenz;

•	our three other most highly compensated executive officers in 2011 who were serving as executive officers at the end of 2011; and

•	our former CEO, Charles Oglesby, who retired from such position in February 2011, and retired from all positions with the Company, including as a member of our Board, in July 2011.

The Compensation and Human Resources Committee of the Board (also referred to in this CD&A as the “Committee”) is charged with various duties concerning the compensation of our executive officers, including the development of our compensation philosophy relating to those individuals. With respect to decisions directly impacting executive compensation, the Committee’s primary responsibilities are to:

•

establish all aspects of compensation for our executive officers, including the named executive officers, and approve awards to the CEO, subject to Board ratification, under our incentive-based compensation plans;

•	oversee the development, implementation and administration of our compensation and benefit plans; and

•

prepare the Compensation and Human Resources Committee Report and review and discuss with management the CD&A, as required to be included in our annual proxy statement or annual report on Form 10-K filed with the SEC.

For additional information regarding the Committee’s function and composition, see “Governance of the Company—Committees of the Board—Compensation and Human Resources Committee.”

Overview

We believe that fostering an entrepreneurial spirit is essential to our success. Accordingly, we encourage our executive officers to manage our company in a way that preserves the decision-making of our dealership managers, especially those decisions that directly affect our customers. In furtherance of that principle, we have centralized a number of administrative activities at our corporate headquarters to allow our dealership managers to focus on dealership operations. As a result, the objectives of our executive compensation philosophy are to: (i) support the attainment of our vision, business strategy and operating imperatives, (ii) guide the design and implementation of effective executive compensation and benefit plans, (iii) reinforce our business values, and (iv) align management and stockholder interests.

For 2011, the Committee worked with its compensation consultant, described in more detail below, to develop and analyze comparative data on executive compensation with a goal of setting and maintaining total executive compensation at target performance levels between the 25th and 50th percentile of compensation paid to executives in similar positions within our Peer Group (defined below). However, in determining this range, the Committee acknowledged that, as a result of the significant variable components of compensation described in more detail elsewhere in this CD&A, actual payouts may be above or below this range based on actual performance when compared to target performance.

In determining and setting the 2011 compensation levels of our named executive officers, the Committee acknowledged the recent achievements of our management team in a continued challenging automobile retailing environment, including the following achievements:

•

we grew adjusted earnings per share (“EPS”) from continuing operations and adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) 64% and 26%, respectively, in 2010 compared to 2009, as reported in our earnings release for the fourth quarter of 2010 and our investor presentation available on our website;

•	our revenues grew 16%, totaling $3.9 billion in 2010 compared to $3.4 billion in 2009;

•	we experienced gross profit growth in all four of our business lines in fiscal year 2010; and

•	we reduced our selling, general and administrative expenses as a percentage of gross profit by 2.9% in 2010 compared to 2009.

For 2011, the Committee approved incentive compensation programs designed to focus our executive management team on primarily improving EBITDA, a metric that the Committee believes is often used by investors and market analysts in comparing performance and determining enterprise value.

Our initial optimism for a recovery in the automobile industry in 2011 was negatively impacted by the earthquake and related events that occurred in Japan in March 2011. Although we experienced supply disruptions resulting from the disaster in Japan, we were still able to execute our strategies, which led to improved financial results, as noted below. The following achievements in 2011 impacted actual payouts, and the overall compensation of our executive officers, under our incentive compensation programs for 2011:

•	we grew adjusted EBITDA and adjusted EPS by approximately 16.5% and 29.1%, respectively;

•	our revenues grew 9.7% from the previous year, totaling approximate $4.3 billion;

•	we experienced gross profit growth in all four of our business lines;

•	we reduced our selling, general and administrative expenses as a percentage of gross profit by 100 basis points in comparison to 2010;

•	we replaced our prior senior credit facility and substantially all of our separate floor plan financing facilities with a new $900 million syndicated credit facility maturing in 2016; and

•	we reduced our leverage ratio during 2011 by 34.9% from its highest point in 2010.

Elements of Compensation

The various elements of compensation paid by the Company are intended to (i) provide an appropriate level of financial certainty through non-variable compensation, (ii) implement our philosophy and ensure that a significant portion of total compensation is performance-based, and (iii) create a balance of long-term and short-term incentives. The purposes of each compensation element are summarized below:

Compensation Element	Purpose
Base Salary

•   To provide base pay benchmarked to the individual’s level of responsibility, talent, and experience;

•   to provide financial predictability;

•   to provide a salary that is market competitive; and

•   to promote retention of executives.

Short-Term Incentives (our Annual Cash Incentive Plan)

•   To optimize annual operating results;

•   to more directly align management and stockholder interests;

•   to provide, along with base salary, market competitive cash compensation when targeted performance objectives are met;

•   to provide appropriate incentives to exceed targeted results;

•   to pay meaningful incremental cash awards when results exceed target; and

•   to encourage internal alignment and teamwork.

Long-Term Incentives (also referred to as “Equity-Based Compensation”)

•   To balance the short-term orientation of other compensation elements;

•   to more directly align management and stockholder interests;

•   to focus executives on the achievement of long-term results;

•   to support the growth and profitability of each of our revenue sources;

•   to allow key executives to accumulate retirement assets; and

•   to retain key executive talent.

Employment and Severance Arrangements

•   To enable us to attract and retain talented executives;

•   to protect our interests through appropriate restrictive post-employment covenants, including non-competition and non-solicitation;

•   to, when and if appropriate, ensure that management is able to analyze any potential change in control transaction objectively; and

•   to, when and if appropriate, provide for continuity of management in the event of a change in control.

Other Benefits

•   To be competitive in the markets where we compete for executive talent;

•   to avoid materially different approaches to benefits among executive and non-executive employees; and

•   to provide limited job-related and market-driven perquisites in line with our corporate governance philosophies.

Compensation Philosophy and Guidelines

The Committee, with the help of its independent compensation consultant, has developed our executive compensation philosophy. Our compensation philosophy sets forth certain general guidelines that the Committee considers in making decisions and recommendations related to executive compensation (including our named executive officers’ compensation). The key principles and considerations underlying our compensation philosophy are the following:

•	emphasize a “pay-for-results” culture with clear emphasis on pay-for-performance and accountability;

•	effectively manage the cost of compensation programs by providing that a substantial portion of executive pay will be in the form of variable, performance-based compensation;

•	consider total compensation in light of competitive market practices, internal equity considerations, and individual-specific characteristics;

•	provide a balanced total compensation program to ensure management is not encouraged to take unnecessary and excessive risks;

•	encourage equity ownership by management;

•	reinforce teamwork and internal alignment of management; and

•	consider stakeholder perceptions and governance practices when formulating pay plans and actions.

Except with respect to executive officer changes during 2011 that resulted in amendments to, or the entry into new, agreements relating to employment terms and conditions, compensation decisions for our executive officers for the 2011 fiscal year were made in February 2011, consistent with past practice, in order to effectively communicate expectations with and incentivize such individuals in connection with our performance. All compensation decisions were consistent with our overall compensation philosophy and guidelines.

The Role of Stockholder Say-on-Pay Votes

At our 2011 Annual Meeting of Stockholders held in April 2011, 96% of the votes cast in the stockholders’ advisory vote on executive compensation (the “say-on-pay proposal”) at that meeting were voted in favor of the proposal . The Committee believes this favorable vote affirms our stockholders’ support of its approach to executive compensation and therefore the Committee did not make any changes to our executive compensation program as a result of the vote. We provide our stockholders with the opportunity to vote annually on a say-on-pay proposal.

Policies and Practices

The Committee continually monitors and, as appropriate, amends our policies and practices to ensure that they emphasize, and reward executives for, results that are consistent with stockholder interests and corporate governance best practices. For example, the following are some of the compensation policies and practices in place:

•

Conservative Limited Base Salary Adjustments. As described above, the Committee works with a compensation consultant to set our executive officers’ overall compensation levels between the 25th and 50th percentile of compensation paid to executives in similar positions within our Peer Group. With that objective, and in light of the challenging general economic and automobile retailing environment, we have made adjustments to our executives’ base salaries only in limited circumstances over the prior three-year period. With respect to our executive officers, salary adjustments in 2011 related to changes in job titles and responsibilities.

•

Tie Pay to Performance. The Committee believes that performance-based equity grants and compensation programs help to align management’s interests with the interests of our stockholders. As a result, 50% of our equity awards are performance-based.

•

Provide Only Limited Perquisites. We have eliminated substantially all of the perquisites historically provided to our executive officers, retaining only those limited perquisites we deem appropriate, including the provision of car allowances or “demonstrator” vehicles, which is typical in our industry.

•

Equity Ownership Guidelines. We have adopted equity ownership guidelines applicable to our executive officers. These guidelines encourage the CEO to own a number of shares of our common stock the value of which is equal to at least four times his base salary. Our other named executive officers are encouraged to own a number of shares the value of which is equal to at least two times his or her base salary. Each member of the Board of Directors is encouraged to own a number of shares the value of which is equal to at least four times his or her annual retainer. For additional information, see “Securities Owned by Management and Certain Beneficial Owners—Equity Ownership Guidelines.”

•

Prohibit Hedging of our Securities. Our executive officers (as well as our other employees and members of our Board) are prohibited from engaging in short sales of our securities and from buying or selling puts or calls on, or any other financial instruments that are designed to hedge or offset decreases or increases in the value of, our securities.

•

“Double trigger” vesting of equity awards upon a change of control. Our proposed 2012 Equity Incentive Plan and recent awards granted under our amended 2002 Equity Incentive Plan generally provide that, subject to the terms of any individual employment or severance agreements, an award will be accelerated in connection with a change of control transaction only if: (i) the acquiror does not replace or substitute an equivalent award, or (ii) the participant’s employment is involuntarily terminated within two years following the change of control.

•

Recoupment Policy. We maintain a recoupment policy that requires certain employees to reimburse certain performance-based incentive compensation paid to them in the event that we are required to restate financial results due to fraud or intentional misconduct by such employees.

•

Independent Compensation Consultant. Compensation determinations are made with the input of an independent compensation consultant engaged by the Committee. For further discussion of the selection of this compensation consultant, see “—Compensation Consultant” below.

•

Engage in Annual Compensation Risk Assessment. The Committee annually reviews and assesses potential risks arising from our compensation programs. For a further discussion of this risk assessment, see “Governance of the Company—The Board’s Risk Oversight Role.”

Compensation Consultant

From 2006 to May 2011, the Committee retained FW Cook, an independent compensation consulting firm, to assist the Committee on matters related to executive officer and director compensation. FW Cook was retained directly by the Committee and provided no other services to us. Effective June 2011, the primary consultant from FW Cook who had worked on the Committee’s matters since 2006 commenced employment with Pay Governance, an independent compensation consulting firm. Because this consultant has a familiarity with the Committee and knowledge of our management structure, compensation philosophies, policies and practices, and our business, the Committee determined to retain Pay Governance as its independent compensation consultant. Pay Governance reports exclusively to the Committee and does not provide any additional services to us.

Our current peer group, used for purposes of benchmarking our compensation (the “Peer Group”), was adopted by the Committee in 2009 based on FW Cook’s recommendations. The Peer Group consists primarily of automotive retailers and companies in automotive-related industries with similar characteristics such as revenue, market capitalization, EBITDA and/or operating income, and against whom we would expect to compete for executive talent. As such, our Peer Group consists of the following companies:

•

Automotive retailers: Advanced Auto Parts Inc., AutoNation, Inc., AutoZone, Inc., Carmax Inc., Group 1 Automotive, Inc., Lithia Motors Inc., O’Reilly Automotive, Inc., Penske Automotive Group, Inc., Sonic Automotive Inc., and The Pep Boys—Manny Moe and Jack;

•	Companies in related industries: American Axle and Manufacturing Holdings, Inc., Meritor, Inc., Genuine Parts Company, Rush Enterprises, Inc., and Tractor Supply Company.

Among other work product prepared for and at the direction of the Committee, in October 2010, FW Cook provided the Committee with a proprietary analysis of the proposed executive compensation for 2011 using:

•	publicly available information from our Peer Group; and

•

a similar analysis using data gathered from compensation surveys representing the practices of general industrial companies with annual revenues comparable to our annual revenue (e.g., approximately $4.0 billion). Approximately 700 companies participated in the surveys that were used, and the names of such companies were kept confidential;

•	an evaluation of our short-term (annual) and long-term incentive plans, including the proposed levels and mix of pay and types of awards to be made under our various compensation plans; and

•	an analysis of overall competitive compensation, which included Peer Group base salaries, bonus opportunities and the value of long-term compensation elements.

In 2011, the Committee used the services of FW Cook and Pay Governance as follows:

•

reviewed the analyses prepared by FW Cook to (i) analyze executive compensation packages for our executive officers, and (ii) develop and determine the elements of our 2011 long-term and short-term incentive awards;

•	consulted with both FW Cook and Pay Governance to, among other things, formulate compensation packages for our new CFO and with respect to the promotions for our CEO and COO; and

•	consulted with Pay Governance on an amendment to our 2002 Equity Incentive Plan.

In addition, Pay Governance also analyzed and assisted in the development of certain provisions of the proposed 2012 Equity Incentive Plan, which is described in more detail in Proposal 3 of this proxy statement, taking into account ISS policies and institutional investor models, in order to help the Committee develop that plan.

Additional Considerations in Executive Compensation Decisions

As described above, the Committee generally aims to set and maintain total compensation of our executive officers between the 25th and 50th percentile of the compensation paid to executive officers with equivalent responsibilities in our Peer Group. Notwithstanding this, however, given the use of short-term cash incentives and time-vested and performance-based equity compensation as principal components of compensation, the Committee expects that when our performance exceeds targeted performance levels, the actual payouts received by our executive officers may be above competitive median levels.

In addition to considering the evaluations and analyses prepared by FW Cook in October 2010, to help benchmark our executive compensation against that of our Peer Group, the Committee also considered a number of other factors when setting executive officer compensation for 2011, including:

•	individual performance of the executive;

•	the executive’s tenure and importance to us;

•	our financial condition; and

•	internal equity considerations.

The following management changes in 2011 also factored into decisions with respect to the compensation of the affected individual in 2011:

•

the retirement of Charles R. Oglesby from the position of President and CEO and his appointment as Board Chairman in February 2011 and, subsequently, Mr. Oglesby’s retirement from the Board in July 2011;

•	the promotion of Craig T. Monaghan from Senior Vice President and CFO to President and CEO in February 2011;

•	the promotion of Michael S. Kearney from Senior Vice President and COO to Executive Vice President and COO in February 2011;

•	the appointment of Scott J. Krenz as Senior Vice President and CFO in June 2011; and

•

the announced resignation on August 26, 2011 of Elizabeth B. Chandler as Vice President, General Counsel, Compliance Officer and Corporate Secretary, which resignation as an officer of the Company was effective as of February 8, 2012, and as an employee of the Company on February 28, 2012.

Review of 2011 Compensation

With respect to compensation paid to our named executive officers in 2011, each such executive was eligible to receive compensation consisting of the following four primary elements: (i) a base salary; (ii) a short-term (annual) incentive in the form of a cash bonus opportunity pursuant to our amended and restated Key Executive Incentive Compensation Plan; (iii) a long-term incentive in the form of equity grants under the 2002 Equity Incentive Plan; and (iv) other benefits.

Base Salaries

Increases, if any, in base salary for executive officers (other than for the CEO) are generally recommended to the Committee by the CEO on an annual basis, absent a change in circumstances at another time of year that would make reconsideration appropriate at that time. Increases in base salary for the CEO, if any, are initiated and approved by the Committee. In setting base salary, the Committee takes into account the executive’s current and expected experience, skills, level in the organization, and scope of responsibilities. The Committee also considers our financial health and the compensation data received from its independent compensation consultant.

Due to the continued challenging general economic environment and the uncertainty in the automobile retailing industry, following the regular, annual review of base salaries by the Committee, the Committee determined that neither Mr. Parham nor Ms. Chandler would receive base salary increases for 2011. Mr. Monaghan received an approximate 23.25% base salary increase in connection with his promotion to President and CEO in February 2011 and his related increase in responsibilities. Also in February 2011, Mr. Kearney received a 12.5% base salary increase from his 2010 base salary in connection with his promotion. As noted above, FW Cook and Pay Governance assisted the Committee in determining the compensation packages for our CEO and COO. Based in part on the data FW Cook provided for CEOs and COOs in the Peer Group, the Committee determined that these pay increases were appropriate for each executive’s experience and responsibilities. In addition, in connection with the appointment of Scott J. Krenz as our Senior Vice President and CFO in June 2011, the Committee determined Mr. Krenz’s base salary in light of Mr. Krenz’s prior experience and market data.

Annual base salaries in 2011 for the named executive officers, after a taking into account the adjustments described above, were as follows:

Name	Title	Annual Base Salary
Craig T. Monaghan	President and CEO	$750,000	(1)
Charles R. Oglesby	President and CEO	$875,443	(2)
Michael S. Kearney	EVP and COO	$675,000	(3)
Scott J. Krenz	SVP and CFO	$425,000	(4)
Joseph G. Parham	VP, Chief Human Resources Officer	$330,000
Elizabeth B. Chandler	VP, General Counsel, Chief Compliance Officer and Secretary	$330,000	(5)

(1)	Mr. Monaghan was appointed our President and CEO, effective February 9, 2011. Prior to February 9, 2011, Mr. Monaghan served as our Senior Vice President and CFO, and his annual base salary was $607,772.

(2)	Mr. Oglesby resigned as our President and CEO, effective February 9, 2011.

(3)	Mr. Kearney was promoted to Executive Vice President and COO, effective February 9, 2011. Prior to February 9, 2011, Mr. Kearney served as our Senior Vice President and COO and his annual base salary was $600,000.

(4)	Mr. Krenz was appointed as our Senior Vice President and CFO, effective June 27, 2011.

(5)	Ms. Chandler resigned as our Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary, effective as of February 8, 2012.

Annual Cash Incentive Plan

In order to motivate management toward the achievement of certain pre-established corporate goals, and to remain competitive in the industry, we believe that a significant portion of each executive officer’s total compensation should be performance-based. We also believe that management is motivated by the opportunity to earn incremental cash compensation based upon the achievement of performance objectives and that such additional compensation opportunity properly fosters effective management, innovative thinking, and the implementation of cost saving measures by our executive officers, which may enable us to further enhance our stockholder value. The cash awards paid to our executive officers are paid under the terms of our Key Executive Incentive Compensation Plan.

For fiscal year 2011, the Committee decided it was appropriate to use the same cash incentive plan structure that was used in fiscal year 2010, with potential payouts under the cash incentive plan being dependent upon the achievement of EBITDA (adjusted as described below) correlated with actual United States Annual Automotive Sales (“USAAS”) as reported by Motor Intelligence. The choice of EBITDA as the performance benchmark for payouts under the annual cash incentive plan reflected the Committee’s belief that EBITDA is an important metric often used by investors and market analysts in comparing performance and in determining enterprise value. Further, given the continued uncertainty in the general economic environment, and specifically within the automobile retailing industry in 2011, the Committee believed it was appropriate to establish various levels of expected EBITDA, in each case dependent upon actual USAAS, which was highly uncertain and beyond the control of management. As a result, the Committee believed it was appropriate to increase target EBITDA at higher levels of USAAS.

In connection with the determination of the appropriate metric under the annual cash incentive plan, the Committee further believed it was appropriate to provide for certain potential adjustments to the traditional measure of EBITDA to account for the impact on our financial results of certain potential extraordinary items. These items are nonrecurring in nature (such as impairment charges or gains or losses on the sales of assets) and, the Committee believed, not properly allocable to the determination of operational results in a given period.

For each established level of USAAS under the annual cash incentive plan, three EBITDA performance goals were established: (i) a “threshold” level; (ii) a “target” level; and (iii) a “maximum” bonus level. Under the terms of the plan, if EBITDA did not meet the established “threshold” level at the actual USAAS, no payouts would be made under the plan. Further, if EBITDA exceeded the established “maximum” level at the actual USAAS, payout under the plan would be limited as if performance had equaled the maximum performance goal. If actual USAAS was between two established levels, or if the achievement of performance goals based on actual EBITDA was between threshold and target levels, or target and maximum levels, participants would be entitled to a ratable portion of any payment due based upon linear interpolation.

In determining what it considered an appropriate “target” performance goal at the various levels of USAAS, the Committee consulted with management and evaluated various internally-prepared models and forecasts. After consultation with FW Cook, in February 2011, the Committee approved the threshold and maximum performance goals at 85% and 115% of target, respectively. Although the Committee determined to use the same incentive plan structure as was used in the previous year, the Committee sought to further incentivize management to increase the Company’s performance by setting the threshold, target and maximum payout requirements higher than in the previous year. For example, as shown in the table below, under the 2011 plan, in order to achieve a 100% payout (equal to the target payout level) at a 12 million USAAS level, we would have to generate $156.5 million in EBITDA, an approximate 16.5% increase in the target payout level from the 2010 plan at that same USAAS level.

The table below sets out the threshold, target and maximum EBITDA performance goals approved for 2011.

Actual USAAS (in millions)	EBITDA Performance Goals (in millions)
	Threshold (85% of Target) 50% Payout	Target (100%) 100% Payout	Maximum (115% of Target) 200% Payout
11.0 or less	$ 119.5	$ 140.5	$ 161.6
12.0	$ 133.0	$ 156.5	$ 179.9
13.0	$ 144.5	$ 170.0	$ 195.5
14.0	$ 156.0	$ 183.5	$ 211.1
15.0 or more	$ 170.0	$ 200.0	$ 230.0

For 2011, actual USAAS as reported by Motor Intelligence was 12.8 million. Based on this level of USAAS, Adjusted EBITDA levels for the purpose of determining payouts under the annual cash incentive plan were calculated by interpolation as follows: threshold: $142.2 million; target: $167.3 million; and maximum: $192.4 million. The Company achieved Adjusted EBITDA of $164.1 million in 2011, resulting in a 94% payout of target under the plan.

The Committee established incentive opportunities, as a percentage of base salary, for each named executive officer dependent upon each named executive officer’s respective current and expected positions, skills, and experience, as well as the degree of responsibility assumed and expected to be assumed by such individual for aspects of the organization that impact our financial performance. The target bonus opportunity for each of Messrs. Monaghan, Kearney, Krenz and Parham, and Ms. Chandler, was set at 100%, 75%, 55%, 40% and 40% of their respective base salaries. These levels of bonus opportunity are comparable with the benchmarking data provided by the Committee’s consultant for each executive’s position and level of experience.

Reflecting the belief that the achievement of our annual financial goals is the most important measure of an executive’s annual performance, the Committee has traditionally set the target bonus opportunity for our CEO at 100% of base salary. The terms of Mr. Monaghan’s employment agreement also set his target bonus at 100% of his base salary. Mr. Kearney’s target bonus opportunity was set at of 75% of base salary pursuant to the terms of his employment agreement, an increase from 60% of base salary in prior years. The Committee provided Mr. Kearney with an increase in target bonus opportunity as part of his promotion and determined that such increase was appropriate given his longevity with us. The Committee set Mr. Krenz’s target bonus opportunity at

55% of his base salary based on compensation information for similar positions in the competitive market. The Committee believed that the respective target bonus opportunities for Ms. Chandler and Mr. Parham, of 40% of their respective base salaries, was appropriate in light of their respective positions, skills and experience, as well as the degree of responsibility assumed by them for aspects of our organization that impact our financial performance. Threshold and maximum bonus payout opportunities were set at one-half of target and two-times target percentages, respectively, and were set according to market comparables provided by FW Cook.

The various bonus opportunities (as a percentage of base salary), and actual dollar amounts paid, pursuant to the 2011 annual cash incentive plan are detailed in the table below.

Name	Threshold Opportunity	Target Opportunity	Maximum Opportunity	Actual Payment (94% of Target)
Craig T. Monaghan	50%	100%	200%	$705,000
Michael Kearney	37.5%	75%	150%	$475,875
Scott J. Krenz	27.5%	55%	110%	$109,863	(1)
Joseph G. Parham, Jr.	20%	40%	80%	$124,080
Elizabeth B. Chandler	20%	40%	80%	$124,080

(1)	The bonus payment to Mr. Krenz represents the pro rata bonus amount earned from June 27, 2011, the effective date of the commencement of his employment with the Company.

Pursuant to the agreement entered into with Mr. Oglesby in connection with his then-pending retirement from all positions with us, he agreed that he would not be eligible for, and would not receive, any incentive plan payments based on our 2011 financial performance.

Bonus Payments

The Key Executive Incentive Compensation Plan also allows for the payment of special bonuses. On February 15, 2011, the Committee approved a one-time bonus payable to Mr. Kearney in the amount of $100,000 in recognition of his promotion.

Equity-Based Compensation

The Committee generally does not use a specific formula for allocating equity-based compensation as a part of total compensation for the named executive officers. For 2011, consistent with prior years, the Committee considered a number of factors in establishing the level of long-term compensation for each named executive officer, primarily:

•	peer Group compensation pay practices and norms for comparable executives;

•	general industry pay levels for comparable executives as gathered from publicly-available sources;

•	historical individual performance and responsibility of the executive;

•	tenure and importance to us of the executive;

•	expected future responsibilities of the executive;

•	the impact of recent historical equity-based compensation decisions, awards and payouts to each executive; and

•	internal equity considerations.

To ensure that equity-based awards to executive officers in 2011 addressed both the long-term performance and retention objectives of our equity incentive plan, the Committee decided that regular, annual long-term incentive equity grants would consist of:

•	50% time-vesting restricted stock, which the Committee believes enhances executive officer retention; and

•

50% performance share units, the vesting of which is subject to our achievement of certain performance metrics, which the Committee believes provides an appropriate amount of executive officer focus on our financial success, as well as our continued employment of the executive.

In addition, as an additional retention device, the Committee granted Mr. Monaghan 10,600 shares of restricted stock in connection with his promotion to President and CEO. These shares of restricted stock vest on the third anniversary of the grant date.

When executives join us, it also is customary for the Committee to grant the executive an equity award, in furtherance of our principle of encouraging equity ownership by management and to assist the executive in meeting our equity ownership guidelines. As such, upon joining the Company in June 2011, Mr. Krenz was granted a hiring award of 11,130 performance share units and 11,130 shares of restricted stock.

The following named executive officers were granted the number of shares of restricted stock and the number of performance share unit awards (at target performance levels) set forth beside his or her name below:

Name	Number of Shares of Restricted Stock Granted	Number of Performance share Units Granted (at Target performance levels)
Craig T. Monaghan	45,150	34,550
Michael S. Kearney	23,600	23,600
Scott J. Krenz	11,130	11,130
Elizabeth B. Chandler	8,700	8,700
Joseph G. Parham, Jr.	8,700	8,700

Pursuant to the agreement entered into with Mr. Oglesby in connection with his then-pending retirement from all positions with us, he agreed that he would not be eligible for, and would not receive, any additional equity-based compensation awards in 2011.

2011 Restricted Stock Award Features

Except with respect to the special equity award of 10,600 shares of restricted stock granted to Mr. Monaghan described above, 100% of which vests on the third anniversary of the grant date, the other 2011 restricted stock awards granted to the named executive officers vest ratably over three years beginning on the first anniversary of the grant date. In the event that dividends are paid on shares of our common stock at any time when restricted stock awards remain unvested, any such dividends will accrue and be payable to the grantee upon vesting of the underlying restricted shares.

2011 Performance Share Unit Award Features

The performance share unit awards granted to the named executive officers had a performance period based solely upon our fiscal year 2011 performance (described below) and, assuming satisfaction of such performance requirements, provide for ratable vesting over three-years beginning on the grant date of the award, and require continued employment through the vesting period. Such performance share unit awards, if paid, will be paid in shares of our common stock. In considering the performance share unit program, the Committee believed it was important to set challenging, yet attainable, targets for the applicable performance period. Because of the continued general economic uncertainty, market volatility and only modest recovery in the automobile retailing industry, the Committee, with the input of FW Cook, determined that it would be difficult to project our performance over a multi-year performance period, and therefore agreed that a one-year performance period with subsequent year vesting restrictions remained appropriate. The Committee believed that a one-year performance measurement period for the performance share unit awards, coupled with a three-year vesting period, would provide sufficient alignment between management and stockholder interests and serve as a valuable executive-retention tool.

Under the performance share unit awards program, each executive was awarded a number of performance share units that could be earned based on the achievement of target performance. The number of performance share units awarded to an executive is recommended to the Committee by the CEO based on each executive’s past performance and level of responsibility; the number of performance share units awarded to the CEO is determined by the Committee and awarded to the CEO based on his past performance.

The actual number of performance share units that can be earned is based on the achievement of certain pre-established performance goals set by the Committee at the beginning of the performance period. The number of shares awarded was determined based on “points” earned, as described below, and could range from 0% to 150% of the target number of units awarded. The Committee chose a payout range of 0% to 150% of the target award consistent with a prevailing market trend of reduced maximum payout levels to reduce potential concerns regarding excessive risk-taking by employees eligible for such awards. Prior to 2010, our performance share unit award programs provided for a maximum payout at 200% of target.

Under our 2011 performance share unit award program, our performance was determined, or scored, and thus the actual number of shares were earned, based upon the following five performance elements, which were chosen because the Committee determined them to be key drivers of long-term performance in our industry:

•	front-end light vehicle gross profit yield per light vehicle unit sold;

•	percentage improvement in same-store gross profit measured against the prior fiscal year;

•	basis point improvement in EBITDA margin measured against the prior fiscal year;

•	basis point improvement in return on invested capital measured against the prior fiscal year; and

•	Customer Satisfaction Indices (“CSI”) performance versus a pre-determined objective, as described below.

With the exception of the CSI metric discussed below, each element of our performance was ranked and scored against the comparable element of performance for AutoNation, Inc., Group 1 Automotive, Inc. and Sonic Automotive, Inc. (the “PSU Peer Group”), our three most comparable competitors based on lines of business, using the information filed in their respective Annual Reports on Form 10-K for their respective 2011 fiscal years. We and each member of the PSU Peer Group were ranked on each performance element, first through fourth. For purposes of determining our points earned under the 2011 performance share unit program, points were earned for each element as follows:

•	3 points were awarded if we ranked 1st in the performance element;

•	2 points were awarded if we ranked 2nd in the performance element;

•	1 point was awarded if we ranked 3rd in the performance element; and

•	0 points were awarded if we ranked 4th in the performance element.

The points earned for each performance element were added together, such that the highest number of collective points we could achieve was 15, as shown in the table below. In addition, our performance results and those of each PSU Peer Group member under each performance element could be adjusted for material, publicly disclosed non-core items.

Fiscal year 2011 was the Committee’s first year using CSI performance as a metric under our performance share unit award program. CSI performance is a manufacturer-derived indicator of a dealership’s performance as measured by customer satisfaction with both new vehicle sales and automobile service, and it is the Committee’s belief that customer satisfaction is integral to achieving long-term stockholder value. In addition, the Committee determined that good CSI performance by our dealerships is especially important to us as an organization because it:

•	measures our customers’ overall satisfaction with our dealerships;

•	affects our ability to receive payments and incentives from certain manufacturers; and

•	affects our ability to acquire additional dealerships and grow.

Given difficulties in objectively comparing the CSI performance of each of our dealerships due to the varying and continuously changing characteristics used by each manufacturer to measure CSI, in order to determine our company-wide CSI performance for the purpose of scoring points under the 2011 performance share unit award program, the Committee developed a CSI score (the “Asbury CSI Score”) based on a weighted average of each dealership’s long-term sales and service CSI performance. Each dealership’s contribution to the Asbury CSI Score was weighted based on new vehicle retail revenue for sales CSI and fixed gross profit (excluding body shop) for service CSI. Using this criteria, we determined what our 2010 Asbury CSI Score would have been (a percentage-based score) and set target CSI performance for the purposes of the 2011 performance share unit program at a 400 basis point improvement above our 2010 Asbury CSI Score (the “2011 Asbury CSI Target”) and assigned points to this metric as follows:

CSI Metric	Number of Points Awarded
200 bps or more below the 2011 Asbury CSI Target	0
A range of 100 bps above or below the 2011 Asbury CSI Target	1
A range of 200 bps to 400 bps above the 2011 Asbury CSI Target	2
500 bps or more above the 2011 Asbury CSI Target	3

Due to the addition of the CSI metric, the total number of points in our performance share unit award program was increased to 15 and the payout levels were reset, as set forth in the chart below. As mentioned above, consistent with a prevailing market trend of reduced maximum payout levels to reduce potential concerns regarding excessive risk taking, the Committee determined to increase the difficulty level to achieve payouts under the 2011 performance share unit award program at the 75th and 100th percentile payout levels from the prior year. A payout level at 25% of target was also added for a payout upon the attainment of 2 or 3 points, which was not an element of the 2010 performance share unit award program. The Committee determined that the addition of a 25% target was appropriate as it provided some payout for a modest improvement in operational performance given the difficult automotive retail and economic environment, rather than no payout at all as in prior years. In addition, the Committee concluded that the incremental number of points needed to achieve payouts at the levels above the 25th payout percentile level would incentivize management toward higher performance than in the prior year without making the achievement of target payout unattainable.

Percent Payout (as a % of Target Award)	2010 Performance Share Unit Award Program Points Needed	2011 Performance share Unit Award Program Points Needed
0%	—	0 to 2
25%	—	3
50%	2 or 3	4 or 5
75%	4 or 5	6 or 7
100%	6 or 7	8 or 9
117%	8 or 9	10 or 11
134%	10 or 11	12 or 13
150%	12	14 or 15

In 2011, the Committee limited the payout to 100% of target if our EPS was less than $1.40, which was the approximate amount of our adjusted EPS for 2010, and if our actual 2011 EPS was less than $1.00, there would be no payout. This EPS threshold was included in the performance share unit award program to keep our management team focused on increasing our EPS, knowing that while improvement in the above-described metrics was the key focus in the program, reducing costs and other initiatives that would increase our EPS are ultimately what benefits our stockholders.

The maximum number of points available and the actual number of points earned for each performance element under the 2011 performance share unit award program is detailed in the following table:

	Gross Profit Yield Per Light Vehicle Unit Sold	Percentage Improvement in Same Store Gross Profit	EBIDTA Margin Improvement	ROIC	CSI Performance	Total
Maximum Points Available	3	3	3	3	3	15
Points Achieved by Asbury	2	2	0	2	3	9

Pursuant to this point system a total of 9 points (out of a maximum of 15 points available) were earned by the Company based on the achievement level of the performance elements described above, resulting in the potential payout of a number of shares of our common stock at 100% of target. Because EPS was greater than $1.40, the executives received the full payout under the performance share unit award program. On March 13, 2012, the Committee authorized the payment of awards pursuant to the 2011 performance share unit award program as set forth below to each of the named executive officers, with the Board previously having delegated its authority to the Committee to authorize the payment of the award related to such grant to Mr. Monaghan on such date. Mr. Oglesby was not eligible to participate in the 2011 performance share unit program pursuant to the terms of the agreement entered into with him in connection with his then-pending retirement from all positions with us.

Name	Target Number of PSUs Granted	Number of Shares of Common Stock Awarded Under the 2011 Performance Share Unit Award Program
Craig T. Monaghan	34,550	34,550
Michael S. Kearney	23,600	23,600
Scott J. Krenz	11,130	11,130	(1)(2)
Elizabeth B. Chandler	8,700	8,700	(3)
Joseph G. Parham, Jr.	8,700	8,700

(1)	The target award opportunity for Mr. Krenz was provided to him in his employment offer letter dated June 15, 2011, with such award opportunity subject to the same qualifications as applicable to the other named executive officers.

(2)	The first third of this award will not vest until June 27, 2012, the first anniversary of the date Mr. Krenz’s employment as our CFO commenced. The other two installments of this award will vest on the second and third anniversaries of this date.

(3)	One-third of this award was earned by Ms. Chandler pursuant to the terms of the award and the Transition Agreement. The other two-thirds of the award will be forfeited, because in order for those portions to vest, Ms. Chandler would have to be employed with the Company as of those dates. Ms. Chandler’s last date of employment was February 28, 2012.

Except as described above, in accordance with the terms of the 2011 performance share unit award program, one-third of the award to each named executive officer vested on the first anniversary of the grant date.

Other Benefits

In 2011, our executive officers were eligible to participate in the employee benefit plans generally available to all of our employees in the corporate office, including medical, dental, life and disability insurance plans, as well as to participate in our 401(k) plan. Our executive officers were also eligible to participate in our deferred compensation plan offered to certain highly-compensated employees. The deferred compensation plan did not include a company-funded match in 2011, or require us to make any other cash contribution. In February 2012, the Board, upon the Compensation Committee’s recommendation, terminated the Wealth Accumulation Plan.

In the automobile retailing industry, senior executives are typically provided with the use of one or more demonstrator vehicles from a retailer’s inventory of new vehicles in order to, among other things, show support for the retailer’s offered brands. Executives are typically entitled to these vehicles for business and personal use. Management has decided to limit the number of demonstrator vehicles granted to our employees due to the risks associated with the use of such vehicles. As such, to provide a similar benefit, we have provided and continued to provide in 2011, a cash car allowance to certain of our corporate officers, including our named executive officers, as described below.

In 2011, the Committee further reduced the number of perquisites provided to our executive officers. However, the Committee approved the following perquisites:

•	Our corporate officers at the vice president level and above received a car allowance of $800 per month;

•	Messrs. Monaghan and Kearney each received the use of one demonstrator automobile pursuant to the terms of their respective employment agreements;

•

Mr. Oglesby received a car allowance of $1,000 per month and the use of one demonstrator automobile pursuant to the terms of his employment agreement until July 31, 2011, the date of his retirement from all positions with us;

•

The reimbursement of up to $5,000 in legal expenses in connection with the negotiation of the respective employment agreements for Messrs. Monaghan and Kearney. Mr. Monaghan, however, relinquished his right to request reimbursement of his expenses and Mr. Kearney’s actual reimbursed expenses were $2,754; and

•

In addition, pursuant to the terms of the employment offer letter to Mr. Krenz, Mr. Krenz received a signing bonus of $150,000 in connection with the commencement of his employment. This payment was in lieu of providing Mr. Krenz any financial relocation assistance and the payment amount was based on our experience of the approximate cost of relocating an executive.

Employment, Severance and Change in Control Arrangements

General Provisions of Employment, Severance and Transition Agreements

Prior to February 9, 2011, Charles Oglesby was the only named executive officer that was party to an employment agreement with us. In connection with the implementation of certain aspects of our succession plan, effective February 9, 2011, we entered into employment agreements with Messrs. Monaghan and Kearney, and amended and restated our agreement with Mr. Oglesby. In addition, we are currently party to severance agreements with Messrs. Parham and Krenz. These agreements (including the employment agreements with Monaghan and Kearney) provide for certain benefits in the event of involuntary termination without cause or for good reason by the named executive officer, and additional benefits in the event of termination within two years following a change in control. Each executive has agreed to certain confidentiality, non-compete, and non-solicitation provisions contained in his agreement.

We believe that these agreements serve as appropriate retention tools for these executives by providing security in the event of an unplanned termination of employment, with the exception of a termination for cause.

Furthermore, from time to time, we examine various strategic alternatives, and the provisions of these agreements are important to retain these key people whose continued employment might be at risk in certain changes of control, although such transactions may otherwise be in the best interests of our stockholders. As a corporate policy, we believe that it may be difficult to attract and retain talented executives with provisions in our severance arrangements that deny severance benefits in the event of a termination for performance-related issues.

Prior to August 26, 2011, we were party to a severance agreement with Ms. Chandler. However, this severance agreement was superseded upon our entry into a transition agreement with Ms. Chandler on August 26, 2011 in connection with her resignation as an officer of the Company, which was effective February 8, 2012, and her resignation as an employee of the Company, which was effective February 28, 2012. The Committee determined that it was important to execute such transition agreement with Ms. Chandler to retain Ms. Chandler’s services as General Counsel and have her assist in planning for transition to a new General Counsel, and set forth the terms of such continued service.

A description of the terms of the employment agreements with Messrs. Oglesby, Monaghan and Kearney, including their respective severance arrangements, the terms of the severance arrangements with Messrs. Parham and Krenz, the terms of the transition agreement with Ms. Chandler, and the potential, and in some cases, actual, payouts to these individuals pursuant to the applicable severance arrangements, are summarized in the “Potential Payments Upon Termination” section of this proxy statement.

Section 162(m)

Section 162(m) of the Code generally imposes a $1,000,000 per taxable year ceiling on the tax deductibility to a company of remuneration paid (not including amounts deferred) to the company’s chief executive officer and any one of the other three most highly compensated executive officers of a publicly held corporation (with the exception of such company’s chief financial officer), unless the remuneration is treated as performance-based or is otherwise exempt from the provisions of Section 162(m). While we intend to maximize the tax-efficiency of our compensation programs generally, the Committee and the Board retain the flexibility in the manner in which we award compensation to act in the best interests of the Company and its stockholders, including awarding compensation that may not be deductible by reason of Section 162(m). However, to ensure that our performance-based compensation complies with Section 162(m), the Committee establishes performance goals for our performance-based compensation programs within the first 90 days of the fiscal year.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Exchange Act and, based on such review and discussions, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Members of the Compensation and Human Resources Committee

Janet M. Clarke (Chair)

Dennis E. Clements

Juanita T. James

Eugene S. Katz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2011, Ms. Clarke (Chair), Mr. Clements and Ms. James, none of whom is an officer or employee of the Company, were members of the Compensation and Human Resources Committee of our Board. None of the Compensation and Human Resources Committee members serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

EXECUTIVE COMPENSATION

The following table shows compensation for fiscal years 2009, 2010 and 2011 for the CEO, the former CEO, the CFO and our three other most highly compensated executive officers of the Company who were employed by the Company at the end of 2011 (collectively, the “named executive officers”). For a more detailed discussion about the compensation arrangements for these executive officers, see “Compensation Discussion and Analysis.”

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary (1)			Stock Awards (2)		Option Awards (3)		Non-Equity Incentive Plan Compensation (4)			All Other Compensation			Total
Craig T. Monaghan President and CEO(5)	2011 2010 2009	$ $ $	735,346 607,772 568,345		$ $ $	1,499,954 1,011,417 0	$ $ $	0 0 629,750	$ $ $	705,000 659,433 638,161		$ $ $	20,915 9,600 16,854	(6) (7) (8)	$ $ $	2,961,215 2,288,222 1,853,110

Charles R. Oglesby Former CEO(5)	2011 2010 2009	$ $ $	510,675 868,495 779,668	(9)	$ $ $	0 1,916,884 654,480	$ $ $	0 0 633,500	$ $ $	0 1,356,937 1,250,633		$ $ $	20,943 37,320 62,650	(10) (11) (12)	$ $ $	531,618 4,179,636 3,380,931

Michael Kearney Executive Vice President and COO(5)	2011 2010 2009	$ $ $	667,452 600,000 600,000		$ $ $	900,104 978,704 0	$ $ $	0 0 532,000	$ $ $	475,875 558,000 540,000		$ $ $	116,843 11,283 71,562	(13) (14) (15)	$ $ $	2,160,274 2,147,987 1,743,562

Scott Krenz Senior Vice President and CFO(5)	2011		$219,038	(16)		$400,012		$0		$109,863	(17)		$79,948	(18)		$808,861

Joseph G. Parham Vice President, Chief Human Resources Officer	2011 2010	$ $	330,000 218,942	(19)	$ $	331,818 477,900	$ $	0 0	$ $	124,080 136,400		$ $	9,600 6,400	(7) (20)	$ $	795,498 839,642

Elizabeth B. Chandler Vice President, General Counsel and Corporate Secretary(5)	2011 2010 2009	$ $ $	330,000 330,000 209,423	(21)	$ $ $	331,818 557,447 83,300	$ $ $	0 0 412,500	$ $ $	124,080 204,600 132,000		$ $ $	9,600 9,600 5,910	(7) (7) (22)	$ $ $	795,498 1,101,647 843,133

(1)	Base salary is the guaranteed element of a named executive officer’s total compensation. Individuals whose job responsibilities have a greater potential to affect company performance have a smaller proportion of their total compensation tied to salary and a greater proportion tied to the incentive-based compensation.

(2)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards of performance shares and shares of restricted stock for the fiscal years ended December 31, 2011, 2010 and 2009, as described in the “Compensation Discussion and Analysis—Equity-Based Compensation” discussion and in footnote 2 of the “Grants of Plan-Based Awards Table” below. For a more detailed discussion of the assumptions used to determine the valuation of the stock awards set forth in this column, please see a discussion of such valuation in Note 22 of the Consolidated Financial Statements in our 2011 Annual Report on Form 10-K, filed with the SEC on February 22, 2012, which footnote is incorporated into this proxy statement by reference.

The maximum possible value of performance awards (based on the assumption that the highest level of performance is achieved) granted to each of our named executive officers in 2011 was as follows: Mr. Monaghan: $975,347; Mr. Kearney: $675,078; Mr. Krenz: $300,009; Mr. Parham: $248,864; and Ms. Chandler: $248,864.

(3)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For a more detailed discussion of the assumptions used to determine the valuation of the option awards set forth in this column, please see the discussion of such valuation in Note 22 of the Consolidated Financial Statements in our 2011 Annual Report on Form 10-K, filed with the SEC on February 22, 2012, which footnote is incorporated into this proxy statement by reference.

(4)	The amounts in this column represent the amount payable under the annual cash incentive plan. The figures in this column for 2009, 2010 and 2011 represent the entire cash bonus earned by the named executive officers in those fiscal years.

(5)	On February 10, 2011, we announced the retirement of Charles R. Oglesby, our former President and CEO, and the election of Craig T. Monaghan to the position of President and CEO, effective February 9, 2011. In conjunction with Mr. Oglesby’s planned retirement and for transition purposes, Mr. Oglesby was appointed as Executive Chairman until the date of his retirement on July 31, 2011. Also effective February 9, 2011, Michael S. Kearney was elected as our Executive Vice President and Chief Operating Officer. On June 27, 2011, Scott J. Krenz commenced employment as our Senior Vice President and CFO. On August 26, 2011, Ms. Chandler announced that she was resigning as our Vice President, General Counsel, Compliance Officer and Corporate Secretary, which resignation from these positions was effective as of February 8, 2012.

(6)	Represents (i) the imputed income associated with the use of one demonstrator vehicle valued at $11,315; and (ii) an automobile allowance of $9,600.

(7)	Represents an automobile allowance of $9,600.

(8)	Represents (i) $4,175 for storage of household goods in connection with Mr. Monaghan’s relocation to Duluth, Georgia, (ii) a tax gross-up of income of $3,079 related to the storage of household goods and (iii) an automobile allowance of $9,600.

(9)	Represents base salary compensation for Mr. Oglesby from his start date on January 1, 2011 until his retirement on July 31, 2011.

(10)	Represents (i) the imputed income associated with the use of one demonstrator vehicle valued at $8,943 (ii) a reimbursement for legal fees in the amount of $5,000 in connection with the negotiation of Mr. Oglesby’s employment agreement; and (iii) an automobile allowance of $7,000.

(11)	Represents (i) the imputed income associated with the use of one demonstrator vehicle valued at $8,943, (ii) a reimbursement for legal fees in the amount of $7,123 in connection with the negotiation of Mr. Oglesby’s employment agreement, (iii) a tax gross-up of income of $5,254 related to the reimbursement for the legal fees described in (ii) above, and (iv) an automobile allowance of $16,000.

(12)	Represents (i) $27,600 of accrued dividends on performance shares that were issued in 2006 and vested in 2009, (ii) a reimbursement for legal fees in the amount of $6,359 in connection with the negotiation of Mr. Oglesby’s employment agreement, (iii) a tax gross-up of income of $4,691 related to the reimbursement for the legal fees described in (ii) above, and (iv) an automobile allowance of $24,000.

(13)	Represents (i) the imputed income associated with the use of one demonstrator vehicle valued at $4,489, (ii) an automobile allowance of $9,600, (iii) a reimbursement for legal fees in the amount of $2,754 in connection with the negotiation of Mr. Kearney’s employment agreement; and (iv) a $100,000 bonus in lieu of relocation benefits.

(14)	Represents (i) the imputed income associated with the use of one demonstrator vehicle valued at $2,071 and (ii) an automobile allowance of $9,212.

(15)	Represents (i) a relocation cash allowance of $30,000, (ii) a tax gross-up of income of $18,441 related to the relocation cash allowance, (iii) $13,800 in accrued dividends on performance shares that were issued in 2006 and vested in 2009, (iv) an automobile allowance of $7,200 and (v) the imputed income associated with the use of a demonstrator vehicle valued at $2,121.

(16)	Represents base salary compensation for Mr. Krenz from June 27, 2011, the date he commenced employment with the Company, to December 31,2011

(17)	Represents the pro rata annual cash incentive plan amount earned from June 27, 2011, the effective date of the commencement of Mr. Krenz’s employment with the Company.

(18)	Represents (i) an automobile allowance of $4,948; and (ii) a $75,000 sign on bonus paid to Mr. Krenz in lieu of relocation benefits. The remaining $75,000 of the sign on bonus will be paid out over the first seven months of 2012.

(19)	Represents base salary compensation for Mr. Parham from May 3, 2010, the date he commenced employment with the Company, to December 31, 2010.

(20)	Represents an automobile allowance of $6,400 from May 3, 2010, the date he commenced employment with the Company, to December 31, 2010.

(21)	Represents base salary compensation for Ms. Chandler from May 13, 2009, the date she commenced employment with the Company, to December 31, 2009.

(22)	Represents an automobile allowance of $5,910 from May 13, 2009, the date she commenced employment with the Company, to December 31, 2009.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1) ($ amount)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (# of shares)			All Other Stock Awards: Number of Shares of Stock or Units(3) (# of shares)	Grant Date Fair Value of Stock and Option Awards ($ amount)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Craig T. Monaghan	2/16/2011	$375,000	$750,000	$1,500,000
	2/16/2011							10,600	$199,492
	2/16/2011							34,550	$650,231
	2/16/2011				8,638	34,550	51,825		$650,231

Charles R. Oglesby

Michael S. Kearney	2/16/2011	$253,125	$506,250	$1,012,500
	2/15/2011							23,600	$450,052
	2/15/2011				5,900	23,600	35,400		$450,052

Scott J. Krenz	6/27/11	$58,438	$116,875	$233,750
	6/27/11							11,130	$200,006
	6/27/11				2,783	11,130	16,695		$200,006

Joseph G. Parham	2/16/2011	$66,000	$132,000	$264,000
	2/15/2011							8,700	$165,909
	2/15/2011				2,175	8,700	13,050		$165,909

Elizabeth B. Chandler	2/16/2011	$66,000	$132,000	$264,000
	2/15/2011							8,700	$165,909
	2/15/2011				2,175	8.700	13,050		$165,909

(1)	Represents potential payouts under our annual cash incentive plan for each named executive officer. For a more detailed discussion of the annual cash incentive plan and the actual awards paid under this plan, see the section of the proxy statement entitled, “Compensation Discussion and Analysis—Annual Cash Incentive Plan” and the “Summary Compensation Table” above. Pursuant to the terms of Mr. Oglesby’s Second Amended and Restated Employment Agreement, Mr. Oglesby was not eligible to receive any equity awards or cash bonus in 2011. For a more detailed discussion of the payout to Mr. Oglesby upon his retirement in July 2011, see the “Potential Payouts” discussion below.

(2)	The Compensation Committee approved a grant of performance share unit awards to certain key employees, including our named executive officers listed in the table above, as part of compensation for the fiscal year ended December 31, 2011. For a more detailed description of the Company’s performance share program, see the section of this proxy statement entitled, “Compensation Discussion and Analysis—Equity-Based Compensation.”

(3)	The Compensation Committee approved grants of restricted stock to certain key employees, including our named executive officers listed in the table above, as part of compensation for the fiscal year ended December 31, 2011. For a more detailed discussion of these awards, see the section of the proxy statement entitled, “Compensation Discussion and Analysis—Equity-Based Compensation” and the “Summary Compensation Table” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

	Option Awards(1)				Stock Awards(2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That have Not Vested(4)
Craig T. Monaghan	183,333	91,667	$3.64	1/29/2019	112,181	$2,418,622	51,825	$1,117,347

Michael S. Kearney	33,333	16,667	$9.09	4/29/2019	88,720	$1,912,803	35,400	$763,224
	66,666	33,334	$3.64	1/29/2019
	50,000	0	$14.33	6/07/2014

Scott J. Krenz	0	0	$0		11,130	$239,963	16,695	$359,944

Joseph G. Parham	0	0	$0		34,301	$739,530	13,050	$281,358

Elizabeth B. Chandler	20,000	25,000	$8.33	5/13/2019	56,371	$1,215,359	13,050	$281,358

(1)	All information in the “Option Awards” portion of the table relates to awards of nonqualified stock options. Options vest in three equal installments beginning on the first anniversary of the grant date.

(2)	All information in the “Stock Awards” portion of the table relates to (i) awards of performance shares assuming a payout at the maximum level of performance, and (ii) awards of shares of restricted stock.

(3)	Assumes a stock price of $21.56, the closing price of our common stock on December 31, 2011.

(4)	Represents the aggregate payout value of performance shares underlying each award of performance shares that have not yet vested, calculated by multiplying (x) the target number of performance shares by (y) $21.56, the closing price of our common stock on December 31, 2011.

2011 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized Upon Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(2)
Craig T. Monaghan	—	—	73,512	$1,292,742
Charles R. Oglesby	560,606	$6,870,549	310,554	$6,101,987
Michael S. Kearney	60,606	$278,485	47,556	$865,100
Scott J. Krenz	—	—	0	$0
Joseph G. Parham	—	—	7,799	$130,165
Elizabeth B. Chandler	20,000	$233,400	18,835	$340,103

(1)	The number of shares acquired upon exercise reflects the gross number of shares acquired less the number of shares surrendered to pay the option exercise price and/or satisfy tax withholding requirements. The value realized on exercise represents the gross number of shares acquired upon the option exercise multiplied by the market price of our common stock at the time of exercise on the exercise date, as reported on the NYSE, less the per share exercise price.

(2)	The number of shares acquired upon vesting represents the net number of shares acquired after the surrender of shares to satisfy tax withholding requirements. The value realized on the vesting of shares of restricted stock or performance share awards represents the net number of shares acquired after the surrender of shares to satisfy tax withholding requirements multiplied by the closing price of our common stock, as reported on the NYSE, on the vesting date of the restricted stock or the payout date of the performance share awards.

2011 NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
Craig T. Monaghan	—	—	—	—	—
Charles R. Oglesby	—	—	$4,469	—	$214,449
Michael S. Kearney	—	—	$2,306		$105,348
Scott J. Krenz	—	—	—	—	—
Joseph G. Parham	—	—	—	—	—
Elizabeth B. Chandler	—	—	—	—	—

(1)	Our Wealth Accumulation Plan allowed qualifying individuals to defer base salary and/or annual cash incentive plan payments to either in-service or retirement distributions. Our named executive officers were entitled to defer up to 100% of their base salary and/or annual cash incentive plan payments under this plan. The deferred assets are held in a rabbi trust and are invested on behalf of the participants in investments managed by The Newport Group. In the event of termination of employment, all balances will be paid out according to the terms of the plan. We did not provide any matching contributions based on contributions by any participants and we do not guarantee a minimum return. All gains and losses shown in the table above resulted from the investments selected by the relevant participant. The Wealth Accumulation Plan complies with regulation 409(a) of the Internal Revenue Code. In February 2012, the Board, upon the Compensation Committee’s recommendation, terminated the Wealth Accumulation Plan.

(2)	The amounts in this column were not reported as compensation to the respective named executive officer in the Summary Compensation Table.

(3)	The amounts in this column, or any portion thereof, were not previously reported as compensation to the respective named executive officer in the Summary Compensation Table in previous years.

POTENTIAL PAYMENTS UPON TERMINATION

Employment Agreement with Craig T. Monahan

On February 9, 2011, Craig T. Monaghan, our then Senior Vice President and CFO, was elected as our President and CEO. In connection with this election, the Company and Mr. Monaghan entered into an employment agreement (the “Monaghan Agreement”), effective as of February 9, 2011, which agreement specifies the terms and conditions of Mr. Monaghan’s employment by the Company. The Monaghan Agreement, as amended and restated on December 30, 2011, expires on February 9, 2013, and contains a provision for automatic extensions for successive one-year terms, unless notice is provided by either party to the other.

The Monaghan Agreement may only be terminated before the expiration of the initial two-year period or prior to the end of any extended period by: (i) either party upon mutual agreement or due to the Disability (as defined in the Monaghan Agreement) of Mr. Monaghan; (ii) Mr. Monaghan with or without good reason upon notice to the Company; (iii) the Company for cause or without cause (and, if without cause, upon notice to Mr. Monaghan). Upon any termination, Mr. Monaghan will cease to be an officer and director of the Company and any of its affiliates.

During the term of the Monaghan Agreement, Mr. Monaghan is entitled to a base salary of $750,000 per year, subject to periodic review and increase, and is entitled to receive an annual bonus targeted at 100% of his then-current base salary. Mr. Monaghan is also eligible to receive annual equity grants or other long-term incentive awards granted under the Company’s long-term equity incentive plans, and is entitled to a monthly automobile allowance and the use of a Company owned demonstrator vehicle.

In the event that (i) during the term of the Monaghan Agreement the Company elects to not extend such term and, upon expiration, Mr. Monaghan will not have reached age 65, or (ii) the Company terminates the Monaghan Agreement without cause or Mr. Monaghan terminates such Agreement for good reason when no change in control has occurred, Mr. Monaghan will be entitled to receive: (a) 100% of his base salary, plus 100% of his target annual bonus, payable monthly in equal installments over 12 months; (b) a pro-rated bonus based on actual performance for the year of termination, payable when other Company bonuses are paid for such year; and (c) continued participation for 12 months in all health and welfare plans as in effect immediately prior to the termination of his employment. In addition, in either event, all of Mr. Monaghan’s equity and long-term incentive awards not vested as of the effective end or termination date, as the case may be, but due to vest in the first 364 days following such date will become 100% vested on such date.

If within two years following a change of control, Mr. Monaghan is terminated without cause or resigns for good reason, Mr. Monaghan will be entitled to receive: (i) 200% of his then-current base salary, plus 200% of his target annual bonus, payable in a single lump sum; (2) a pro-rated bonus based on target bonus for the year of termination of his employment, payable with lump sum severance benefit; and (iii) continued participation for 24 months in all health and welfare plans as in effect immediately prior to the termination of his employment. In March 2012, Mr. Monaghan executed an amendment to the Monaghan Agreement which provided that all of Mr. Monaghan’s equity and long-term incentive awards not vested will become 100% vested only if Mr. Monaghan is terminated within two years following the effective date of the change of control.

In the event Mr. Monaghan retires after reaching age 65, then upon such retirement, all of Mr. Monaghan’s equity and long-term incentive awards not vested as of the effective retirement date will continue to vest without regard to the termination of employment. In addition, the Monaghan Agreement contains certain confidentiality, non-compete and non-solicit obligations.

Employment Agreement with Michael S. Kearney

On February 9, 2011, the Company entered into an Employment Agreement with Michael Kearney (the “Kearney Agreement”), effective as of February 9, 2011, pursuant to which Mr. Kearney was appointed

Executive Vice President and COO. The Kearney Agreement, as amended and restated on December 30, 2011, expires on February 9, 2013, and contains a provision for automatic extensions for successive one-year terms, unless notice is provided by either party to the other.

The Kearney Agreement may only be terminated before the expiration of the initial two-year period or prior to the end of any extended period by: (i) either party upon mutual agreement or due to the disability of Mr. Kearney; (ii) Mr. Kearney with or without good reason upon notice to the Company; (iii) the Company for cause or without cause (and, if without cause, upon notice to Mr. Kearney). Upon any termination, Mr. Kearney will cease to be an officer and director of the Company and any of its affiliates.

During the term of the Kearney Agreement, Mr. Kearney is entitled to a base salary of $675,000 per year, subject to periodic review and increase, and is entitled to receive an annual bonus targeted at 75% of his then-current base salary. Mr. Kearney is also eligible to receive annual equity grants or other long-term incentive awards granted under the Company’s long-term equity incentive plans, and is entitled to a monthly automobile allowance and the use of a Company owned demonstrator vehicle. In addition, in connection with this promotion, on February 15, 2011, the Compensation and Human Resources Committee approved a one-time bonus of $100,000 payable to Mr. Kearney.

In the event that (i) during the term of the Kearney Agreement the Company elects to not extend such term and, upon expiration, Mr. Kearney will not have reached age 65, or (ii) the Company terminates the Kearney Agreement without cause or Mr. Kearney terminates such Agreement for good reason when no change of control has occurred, Mr. Kearney will be entitled to receive: (a) 100% of his base salary, plus 100% of his target annual bonus, payable monthly in equal installments over 12 months; (b) a pro-rated bonus based on actual performance for the year of termination, payable when other Company bonuses are paid for such year; and (c) continued participation for 12 months in all health and welfare plans as in effect immediately prior to the termination of his employment. In addition, in either event, all of Mr. Kearney’s equity and long-term incentive awards not vested as of the effective end or termination date, as the case may be, but due to vest in the first 364 days following such date will become 100% vested on such date.

If within two years following a change of control, Mr. Kearney is terminated without cause or resigns for good reason, Mr. Kearney will be entitled to receive: (i) 200% of his then-current base salary, plus 200% of his target annual bonus, payable in a single lump sum; (2) a pro-rated bonus based on target bonus for the year of termination of his employment, payable with lump sum severance benefit; and (iii) continued participation for 24 months in all health and welfare plans as in effect immediately prior to the termination of his employment. Additionally, all of Mr. Kearney’s equity and long-term incentive awards not vested will become 100% vested on the effective date of the change of control.

In the event Mr. Kearney retires after reaching age 65, then upon such retirement, all of Mr. Kearney’s equity and long-term incentive awards not vested as of the effective retirement date will continue to vest without regard to the termination of employment. In addition, the Kearney Agreement contains certain confidentiality, non-compete and non-solicit obligations.

Severance Agreements for Joseph G. Parham, Jr. and Scott J. Krenz

At December 31, 2011, Mr. Parham and Mr. Krenz each had a severance arrangement with the Company providing for one year of base salary, benefits continuation and a pro-rated bonus in the amount that they would have received had they not been terminated during such year, if terminated without cause or for good reason. If Mr. Parham’s office is relocated outside a 50-mile radius from the center of the City of Atlanta or if Mr. Krenz’s office is relocated more than 50 miles away from its current location, their respective base salaries are reduced or duties or title respectively diminished, they may trigger the termination provisions of their respective severance agreement. Neither Mr. Parham nor Mr. Krenz will receive severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. In addition, Mr. Parham and Mr. Krenz will receive one time his base salary upon a termination without cause within two years after a change in control of the Company. Mr. Krenz’s severance agreement expires on the third anniversary of the effective date of his employment with the Company.

Transition Agreement for Elizabeth B. Chandler

On August 24, 2011, we entered into a Transition Agreement with Ms. Chandler (the “Transition Agreement”), effective as of August 26, 2011, in connection with Ms. Chandler’s transition and ultimate resignation from the Company as its Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer on or before February 28, 2012 (such resignation date being, the “Termination Date”). In exchange for Ms. Chandler’s agreement to (i) to assist the Company in recruiting and evaluating successor candidates for the General Counsel position, and (ii) upon the election of the successor General Counsel, to resign from all positions as an officer of the Company and any of its subsidiaries, transition her duties to the successor General Counsel and perform such duties as assigned to her by the CEO, the Company agreed to provide Ms. Chandler with her current salary and benefits.

The Transition Agreement replaced and superseded the Severance Pay Agreement executed between Ms. Chandler and the Company on June 26, 2009, which had substantially similar provisions to the severance agreements of Messrs. Parham and Krenz described above. In addition, under the terms of the Transition Agreement, Ms. Chandler would receive a transition assistance bonus of $50,000 if she remained an employee of the Company through February 16, 2012. Although no longer an officer of the Company as of February 8, 2012, Ms. Chandler remained an employee of the Company through February 28, 2012 and received the transition assistance bonus. In addition, the Transition Agreement provided that Mr. Chandler will vest in certain performance share units and shares of restricted stock previously granted to her and due to vest in February 2012.

Employment Agreement with Charles R. Oglesby

As disclosed above, the Company was party to an amended and restated employment agreement with Mr. Oglesby, dated March 22, 2010. The agreement was for a term of two years and provided Mr. Oglesby with a base salary of $875,443, a monthly car allowance of $1,000, and the use of a demonstrator vehicle. On February 9, 2011, the Company and Mr. Oglesby entered into a second amended and restated employment agreement, pursuant to which Mr. Oglesby retired from the positions of President and CEO of the Company, and was elected to the position of Executive Chairman of the Company for a term ending July 31, 2011. During the that term, Mr. Oglesby was entitled to the salary and benefits as in effect pursuant to his prior employment agreement. Upon his retirement on July 31, 2011, he became entitled to (a) continued payment of his base salary for 12 months at twice the rate in effect on the date of his retirement, (b) an amount equal to 200% of such base salary, payable over the 12-month period immediately following the completion of the payments provided in (a) above, and (c) an amount equal to such base salary prorated for the portion of the year completed prior to his retirement, in each case payable over the 24-month period following the date of his retirement. Notwithstanding the foregoing, in the event of a Termination following a change of control, Mr. Oglesby may be entitled to such payments in a lump sum.

Also upon his retirement, (i) all of Mr. Oglesby’s unvested stock options became vested and exercisable, and will remain exercisable until the earlier of expiration pursuant to the terms of the respective awards or two years from the date of his retirement, (ii) all of Mr. Oglesby’s performance shares or performance units automatically vested in full, and (iii) any unvested restricted stock and restricted stock unit awards and deferred compensation automatically vested in full.

Also in accordance with the Oglesby Agreement, Mr. Oglesby is entitled to continue to participate in Company-sponsored benefit plans until he is employed by another company or December 31st of the second calendar year following his retirement. In addition, the Oglesby Agreement contains certain confidentiality, non-compete and non-solicit obligations.

2011 Severance Arrangements

The amounts in the “Severance Arrangements” tables below were calculated based on the terms of Mr. Oglesby’s employment agreement in effect at the time of his retirement on July 31, 2011, and under which he was receiving severance benefits at December 31, 2011.

In addition to the severance benefits provided in the agreements with our named executive officers, with respect to awards granted prior to the amendment of our 2002 Equity Incentive Plan in February 2012, upon a change of control, our equity incentive plan provides for accelerated vesting of any unvested options and unvested shares of restricted stock, and an accelerated calculation and payout of the performance shares that may be outstanding. Our proposed 2012 Equity Incentive Plan and recent awards granted under our amended 2002 Equity Incentive Plan generally provide that, subject to the terms of any individual employment or severance agreements, an award will be accelerated in connection with a change of control transaction only if: (i) the acquiror does not replace or substitute an equivalent award, or (ii) the participant’s employment is involuntarily terminated within two years following the change of control.

The following table details the severance obligations to each named executive officer as if they were terminated on December 31, 2011, except as otherwise noted. This table assumes that there was no change in control.

2011 Severance Arrangements

(No Change of Control)

Named Executive Officer	Title	Severance Payout	Pro-Rated Bonus(1)	Benefits Continuation	Stock Option Acceleration(2)	Performance Share/ Restricted Stock Acceleration(3)	Total
Charles R. Oglesby(4)	Former President and CEO	$4,012,447	$—	$966	$2,090,673	$3,208,745	$9,312,831
Craig T. Monaghan	President & CEO	$1,500,000	$705,000	$6,833	$1,642,673	$1,298,667	$5,153,173
Michael S. Kearney	EVP & COO	$1,181,250	$475,875	$4,720	$805,183	$1,041,176	$3,508,204
Scott J. Krenz	SVP & CFO	$425,000	$109,863	$4,531			$539,394
Elizabeth B. Chandler	VP, General Counsel	$50,000	$124,080	$6,833	$—	$—	$180,913
Joseph G. Parham, Jr.	VP, Chief Human Resources Officer	$330,000	$124,080	$2,219	$—	$—	$456,299

(1)	Based upon the actual calculation of the total bonus paid under the 2011 annual cash incentive plan, which plan is discussed above in the Compensation Discussion and Analysis section of this proxy statement.

(2)	Represents the value that would be received upon the acceleration of vesting of all unvested options granted to the named executive officer. The vesting of these options would accelerate upon a termination of their respective employment. For more information concerning outstanding options granted to the named executive officers, see the “Outstanding Equity Awards at Fiscal Year-End” table in this proxy statement.

(3)	Represents the value of our common stock after conversion of awards of performance shares and vesting of unvested shares of restricted stock that each named executive officer would receive upon termination.

(4)	The information in the table for Mr. Oglesby represents the severance payments to Mr. Oglesby resulting from his retirement from the Company, effective as of July 31, 2011. Certain of these payments were subject to Section 409A of the Code, and thus were not paid to Mr. Oglesby until fiscal year 2012.

The following table details the change in control severance obligation to each of the named executive officers assuming a change in control and a termination of employment on December 31, 2011, and assuming a stock price of $21.56, the closing price of our common stock on that date.

2011 Severance Arrangements

(Assuming Change of Control)

Named Executive Officer	Title	Severance Payout	Pro-Rated Bonus(1)	Benefits Continuation	Stock Option Acceleration(2)	Performance Share/ Restricted Stock Acceleration(3)	Total
Craig T. Monaghan	President & CEO	$3,000,000	$705,000	$6,833	$1,642,673	$3,163,520	$8,518,026
Michael S. Kearney	EVP & COO	$2,362,500	$475,875	$4,720	$805,183	$2,421,619	$6,069,897
Scott J. Krenz	SVP & CFO	$425,000	$109,863	$4,531	—	$479,926	$1,019,320
Elizabeth B. Chandler	VP, General Counsel	$50,000	$124,080	$6,833	$330,750	$1,402,931	$1,914,594
Joseph G. Parham, Jr.	VP, CHRO	$330,000	$124,080	$2,219	—	$927,102	$1,383,401

(1)	Based upon the actual calculation of the total bonus paid under the 2011 annual cash incentive plan, which plan is discussed above in the Compensation Discussion and Analysis section of this proxy statement.

(2)	Represents the value that would be received upon the acceleration of vesting of all unvested options granted to the named executive officers. The vesting of these options would accelerate upon a change of control. For more information concerning outstanding options granted to the named executive officers, see the “Outstanding Equity Awards at Fiscal Year-End” table in this proxy statement.

(3)	Represents the value of our common stock after conversion of awards of performance shares and vesting of unvested shares of restricted stock that each named executive officer would receive upon a change of control of the Company and a subsequent termination of employment.

RELATED PERSON TRANSACTIONS

We have adopted a written policy relating to related person transactions, which sets out the criteria for review of transactions between the Company and our affiliates and members of their immediate families. This policy covers our directors and officers, and each stockholder that holds directly or indirectly, more than 5% of our common stock. In addition, we have adopted a written Delegation of Authority Policy, which establishes an executive approval process for many of the Company’s transactions in which certain related person transactions would be included. In reviewing and approving related person transactions under these policies and procedures, senior management and the Board considers, among other things:

•	the nature of the related person’s interest in the transaction;

•	whether the related person has a direct or indirect material interest;

•	the material terms of the transaction, including the amount and type of transaction;

•	the significance of the transaction to the Company and to the related person;

•	whether the terms of the transaction are arms-length; and

•	whether the transaction would violate the “Conflicts of Interest” provisions of our Code of Business Conduct and Ethics or Fraud Control Policy.

Related Person Transactions with Jeffrey I. Wooley

Mr. Wooley, who is a member of our Board, was our lessor for two properties in Tampa, Florida, which contain dealership lots and offices (the “Original Leases”) until January 5, 2011, for which we paid approximately $2.8 million in rent during 2010. The leases on such properties were scheduled to expire by their terms in 2013. On December 17, 2010, Asbury Tampa entered into a purchase agreement (the “Purchase

Agreement”) with Mr. Wooley to purchase the premises on which the Company’s Courtesy Hyundai, Courtesy Nissan and Courtesy Smart dealerships are located for an aggregate purchase price of approximately $16.8 million (the “Purchase Transaction”). The Purchase Agreement contained representations and warranties customary for arms-length transactions of this type. The Purchase Transaction, which was subject to customary closing conditions, was consummated on January 5, 2011.

Concurrently with the Purchase Transaction, Asbury Tampa entered into a new lease for the property (the “Brandon Property”) on which the Company’s Courtesy Toyota of Brandon dealership is located (the “Lease”, together with the Purchase Transaction being the “Wooley Transaction”). The term of the lease commenced on January 5, 2011 and expires on December 31, 2030 (the “Lease Term”), which Lease Term may renewed for two successive five year renewal periods. Pursuant to the terms of the Lease, the Company will pay an annual base rent of $1.28 million (the “Base Rent”), which Base Rent may increase after the 11th year of the Lease Term by the lesser of the Consumer Price Index or 3%, depending on whether or not certain environmental remediation for the premises has been completed by Mr. Wooley. In addition, Mr. Wooley will reimburse the Company for certain costs incurred by the Company for environmental compliance and remediation on the Brandon Property in connection with any manufacturer required renovations that may be conducted by the Company during the Lease Term. Pursuant to the terms of the Lease, Mr. Wooley granted Asbury Tampa a purchase option to purchase Brandon Property for a purchase price of $16 million (the “Brandon Property Purchase Price”) (i) at the 5th year of the Lease Term, providing that the existing environmental conditions on the Brandon Property have been properly remediated by Mr. Wooley; or (ii) at any time after the 10th year of the Lease Term. The Brandon Property Purchase Price may be adjusted, however, based on equivalent percentage increases in the Base Rent pursuant to the terms of the Lease.

The Wooley Transaction was reviewed and approved by the Board under our policy and procedures for related person transactions, as described above.

Other

From time to time, our directors and named executive officers, or their respective family members, purchase or lease vehicles at the Company’s dealerships, which occasionally may be valued over $120,000.

PROPOSAL NO. 2

APPROVAL OF THE ASBURY AUTOMOTIVE GROUP, INC. 2012 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve the Company’s 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”), which was adopted by the Board effective March 13, 2012. The Company is implementing the 2012 Equity Incentive Plan in connection with the expiration of our amended 2002 Equity Incentive Plan. No new awards will be granted under the 2002 Equity Incentive Plan after March 9, 2012 due to the expiration of the 2002 Equity Incentive Plan. The 2012 Equity Incentive Plan is generally similar to the 2002 Equity Incentive Plan. The 2012 Equity Incentive Plan also includes various stockholder friendly provisions:

•

a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change of control of the Company if (1) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the 2012 Equity Incentive Plan and (2) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change of control, as further discussed below;

•

limits on the number of shares that may be granted under the 2012 Equity Incentive Plans as full value awards, as well as a requirement that all full value awards granted under the 2012 Equity Incentive Plan must generally vest over a period of not less than three years (or one year in the case of vesting based upon the attainment of performance goals); and

•

providing the Compensation Committee with the right to subject certain awards granted under the 2012 Equity Incentive Plan to (1) our recoupment policy; (2) a Company clawback right in the event of a participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its subsidiaries; and (3) any recoupment or clawback policies implemented or amended in order to comply with applicable law or regulatory guidance.

Background of the 2002 Equity Incentive Plan

As of March 9, 2012, there were 1,187,594 shares subject to outstanding awards under the 2002 Equity Incentive Plan. The 2002 Equity Incentive Plan expired on March 9, 2012, except that outstanding awards granted under the 2002 Equity Incentive Plan will continue unaffected.

Background of the 2012 Equity Incentive Plan

The 2012 Equity Incentive Plan is designed to promote the interests of the Company and its stockholders by attracting and retaining exceptional directors, officers and other key employees of the Company and its subsidiaries and enabling such individuals to participate in the long-term growth and financial success of the Company.

This summary of the material terms of the 2012 Equity Incentive Plan is qualified in its entirety by reference to Appendix A attached to this proxy statement, which contains a copy of the 2012 Equity Incentive Plan as proposed to be approved by stockholders. Stockholders are encouraged to review the 2012 Equity Incentive Plan. The Board recommends stockholders approve the 2012 Equity Incentive Plan. The aggregate number of shares available under the 2012 Equity Incentive Plan will not increase from the aggregate number of shares that could be issued under the 2002 Equity Incentive Plan. We are also asking that the stockholders approve the performance goals and other material terms of the 2012 Equity Incentive Plan to preserve the tax status of certain awards intended to qualify as performance-based compensation. Under Section 162(m) of the Internal Revenue Code, the Company’s tax deduction for all compensation paid to its chief executive officer and certain other highly paid executive officers in any one year is limited to $1 million per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. The 2012 Equity Incentive Plan is designed to provide the Company with flexibility to grant awards that could be deemed to be performance-based compensation under Section 162(m) of the Code. Also, if the 2012 Equity Incentive Plan is not approved, the

Company may be compelled to increase significantly the cash component of employee and director compensation, which may not necessarily align employees’ or directors’ interests with those of stockholders. Replacing equity awards with cash would also increase our cash compensation expense and use cash that might be better utilized if reinvested in our Company.

Description of the 2012 Equity Incentive Plan

Administration. The Compensation Committee administers the 2012 Equity Incentive Plan. The Compensation Committee has the authority to:

•	designate participants;

•

determine the type or types of awards to be granted to a participant and designate those awards intended to constitute qualified performance-based compensation (referred to as performance compensation awards);

•	determine the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards;

•	determine the terms and conditions of any awards;

•

determine whether, to what extent, and under what circumstances awards may be settled or exercised in cash, shares, other securities, other awards or other property, or canceled, forfeited, or suspended and the method or methods by which awards may be settled, exercised, canceled, forfeited, or suspended;

•

determine whether, to what extent, and under what circumstances cash, shares, other securities, other awards, other property, and other amounts payable with respect to an award (subject to Section 162(m) of the Code regarding performance compensation awards) will be deferred;

•

interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the 2012 Equity Incentive Plan and any instrument or agreement relating to, or award made under, the 2012 Equity Incentive Plan;

•	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the 2012 Equity Incentive Plan;

•	establish and administer performance goals and certify whether, and to what extent, they have been attained; and

•	make any other determination and take any other action that it deems necessary or desirable for the administration of the 2012 Equity Incentive Plan.

Unless otherwise expressly provided in the 2012 Equity Incentive Plan, all designations, determinations, interpretations, and other decisions under or with respect to the 2012 Equity Incentive Plan or any award are within the sole discretion of the Compensation Committee and will be final, conclusive, and binding upon all persons.

Shares Available for Awards. Subject to stockholder approval at the annual meeting, a maximum of (1) 1,500,000 shares plus (2) any shares underlying awards granted under the 2002 Equity Incentive Plan which, following March 9, 2012, are forfeited, or which otherwise expire, terminate, lapse or are canceled for any reason, or which are settled in cash without the delivery of shares to the participant under the 2002 Equity Incentive Plan, may be delivered pursuant to awards granted under the 2012 Equity Incentive Plan. If any award granted under the 2012 Equity Incentive Plan is forfeited, or otherwise expires, terminates, lapses or is canceled for any reason, or an award is settled in cash without the delivery of shares to the participant, then the shares covered by such award will again become available to be delivered pursuant to awards under the 2012 Equity Incentive Plan. Also, any shares tendered or withheld to satisfy the grant price or exercise price or tax withholding obligation pursuant to any award, and any shares subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of such SARs on exercise thereof, will again become available to be delivered pursuant to awards under the 2012 Equity Incentive Plan. Shares covered by an award will not be counted as used unless and until they are actually issued and delivered to a participant; therefore, the total number of shares available under the 2012 Equity Incentive Plan as of a given date will not be reduced by any shares relating to prior awards that have expired or have been forfeited or cancelled.

The aggregate number of shares with respect to which incentive stock options may be granted will be no more than 1,000,000. A maximum of 1,000,000 shares with respect to options, SARs or any other award that is not a “Full Value Award” (as defined in the 2012 Equity Incentive Plan) may be granted to any participant during a rolling 36-month period (measured from the date of any grant), and a maximum of 595,000 shares with respect to Full Value Awards may be granted to any participant during a rolling 36-month period (measured from the date of any grant). Furthermore, a maximum of 595,000 shares (or, if paid in cash, the equivalent cash value of 595,000 shares on the last day of the applicable performance period) with respect to performance compensation awards may be granted to any participant during a rolling 36-month period (measured from the date of any grant). Shares deliverable under the 2012 Equity Incentive Plan may consist of authorized and unissued shares or treasury shares. As of March 9, 2012, the closing price of our common stock was $27.20 per share. For the avoidance of doubt, all shares granted as of March 9, 2012 will be settled under the 2002 Equity Incentive Plan.

Adjustments. In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event, other than an “Equity Restructuring” (as defined in the 2012 Equity Incentive Plan), affects the shares such that an adjustment is determined by the Compensation Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2012 Equity Incentive Plan or with respect to an award, then the Compensation Committee shall, in such manner as it may deem equitable, adjust any or all of (1) the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted (including, but not limited to, adjustments of the award limitations described above and the terms of any outstanding award, including the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards relate and (2) the exercise price with respect to any award. The 2012 Equity Incentive Plan also contains specific adjustment provisions in the event of an Equity Restructuring.

Substitute Awards. “Substitute Awards” (as defined in the 2012 Equity Incentive Plan) may, in the discretion of the Compensation Committee, be granted under the 2012 Equity Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. The number of shares underlying any Substitute Awards will be counted against the aggregate number of shares available for awards under the 2012 Equity Incentive Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its subsidiaries or affiliates through a merger or acquisition will not be counted against the aggregate number of shares available for awards under the 2012 Equity Incentive Plan.

Eligibility. Any director, officer or other key employee of the Company or any of its subsidiaries (including any prospective officer or key employee) is eligible to be designated to participate in the 2012 Equity Incentive Plan. The Compensation Committee selects those eligible persons who will receive awards under the 2012 Equity Incentive Plan. As of the date of the annual meeting, our Board will consist of nine members, and we have nine corporate officers who are not directors. As of March 13, 2012, approximately 28 persons were eligible to be designated to participate in the 2012 Equity Incentive Plan.

Awards. The 2012 Equity Incentive Plan provides the Compensation Committee with the discretion to provide for the award of incentive stock options, non-qualified stock options, SARs, restricted shares, restricted share units, dividend equivalents, other equity-based or equity-related awards (including deferred share units and performance share units), and/or performance compensation awards.

Options. Options granted under the 2012 Equity Incentive Plan are non-qualified options unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Subject to the provisions of the 2012 Equity Incentive Plan, the Compensation Committee has the sole and complete authority to determine the participants to whom options are granted, the number of shares to be covered by each option, and the conditions and limitations applicable to the exercise of the option. In the case of incentive stock options, the terms and conditions of such grants will be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) does not qualify as an incentive stock option, then, to the extent of such non-qualification, such option (or portion thereof) will be regarded as a non-qualified stock option appropriately granted under the 2012 Equity Incentive Plan; provided that such option (or portion thereof) otherwise complies with the 2012 Equity Incentive Plan’s requirements relating to non-qualified stock options. Each option will be evidenced by a written or electronic agreement, contract, or other instrument or document evidencing the option, which is to be delivered to the participant and which will specify the terms and conditions of the option and any rules applicable to the option.

The exercise price of each share covered by an option will be set by the Compensation Committee, but (except in the case of Substitute Awards) may not be less than 100% of the fair market value of such share on the date the option is granted (or, in the case of incentive stock options, on the date the incentive stock option is modified, extended or renewed for purposes of Section 424(h) of the Code). Options are intended to qualify as qualified “performance-based compensation” under Section 162(m) of the Code. Repricing of options granted under the 2012 Equity Incentive Plan shall not be permitted without prior stockholder approval, and any action that would be deemed to result in a repricing of an option shall be deemed null and void if any requisite stockholder approval related thereto is not obtained prior to the effective time of such action. For purposes of the 2012 Equity Incentive Plan, “repricing” means lowering the exercise price of an option (or SAR), cancelling an option (or SAR) for cash or another award when the option (or SAR) price per share exceeds the fair market value of the underlying shares, or any other action constituting the repricing of an option (or SAR) under generally accepted accounting principles or any applicable stock exchange rules, but does not include certain adjustments for corporate transactions or other events as specified in the 2012 Equity Incentive Plan. Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Compensation Committee may, in its sole discretion, specify in the award agreement or thereafter. Except as otherwise specified by the Compensation Committee in the award agreement, an option becomes vested and exercisable with respect to one-third of the shares subject to the option on each of the first three anniversaries of the option’s grant date. The Compensation Committee may impose such conditions with respect to the exercise of options as it may deem necessary or advisable.

Each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option’s grant date and (2) except as otherwise set forth in the applicable award agreements, the date the participant holding an option ceases to be employed by the Company or one of its subsidiaries. An option may not be exercised after the tenth anniversary of the option’s grant date. Options may also be subject to automatic-exercise provisions.

Shares will not be delivered pursuant to an option’s exercise until the participant pays the exercise price in full. Payment of the exercise price may be made in cash, or its equivalent: (1) by exchanging shares owned by the participant (which are not the subject of any pledge or other security interest); (2) subject to such rules as may be established by the Compensation Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the shares otherwise deliverable upon the option’s exercise and to deliver promptly to the Company an amount equal to the option’s aggregate exercise price; (3) subject to any conditions or limitations established by the Compensation Committee, the Company’s withholding of shares otherwise issuable upon exercise of the option pursuant to a “net exercise” arrangement; (4) by a combination of the foregoing methods of payment; or

(5) by such other methods as may be approved by the Compensation Committee. The combined value of all cash and cash equivalents and the fair market value of all shares tendered to the Company in payment of the option’s exercise price must, as of the date of the option’s exercise, at least equal the exercise price of the shares acquired upon the option’s exercise.

Stock Appreciation Rights. SARs may be granted under the 2012 Equity Incentive Plan. SARs represent an unfunded and unsecured promise to deliver shares, cash, other securities, other awards or other property equal in value to the excess, if any, of the fair market value per share over the exercise price per share of the SAR, subject to the terms of the applicable award agreement. SARs may be granted in tandem with another award, in addition to another award or freestanding and unrelated to another award. SARs granted in tandem with or in addition to an award may be granted either at the same time as the award or at a later time. The exercise price of each share covered by a SAR will be set by the Compensation Committee, but (except in the case of Substitute Awards) may not be less than 100% of the fair market value of such share on the date the SAR is granted. To the extent permitted under Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, the exercise price of each share covered by a tandem SAR that is granted subsequent to the grant date of the related option may be less than 100% of the fair market value of such share on the date the tandem SAR is granted (but not less than the exercise price of the related option). SARs may also be subject to automatic-exercise provisions. Repricing of SARs (see explanation under “Options” above) granted under the 2012 Equity Incentive Plan shall not be permitted without prior stockholder approval, and any action that would be deemed to result in a repricing of a SAR shall be deemed null and void if any requisite stockholder approval related thereto is not obtained prior to the effective time of such action. The Compensation Committee may determine, in its sole discretion, whether a SAR will be settled in cash, shares, other securities, other awards or other property, or a combination of any of the foregoing. In no event may a SAR be exercisable after the tenth anniversary of the date the SAR is granted.

Restricted Shares and Restricted Share Units. Restricted shares may be granted under the 2012 Equity Incentive Plan. A restricted share is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable award agreement. Restricted share units may also be granted under the 2012 Equity Incentive Plan. A restricted share unit represents an unfunded and unsecured promise to deliver shares, cash, other securities, other awards or other property in accordance with the terms of the applicable award agreement.

Dividends on any restricted shares may be paid directly to a participant, withheld by the Company subject to vesting of the restricted shares pursuant to the terms of the applicable award agreement, or reinvested in additional restricted shares or in restricted share units, as determined by the Compensation Committee in its sole discretion; provided that any such dividends on restricted shares designated as a performance compensation award or otherwise subject to the achievement of performance goals shall be withheld by the Company subject to vesting of the restricted shares pursuant to the terms of the applicable award agreement, and, only after such restricted shares have vested pursuant to the terms of the applicable award agreement, any dividends so withheld may be paid directly to the participant or may be reinvested in additional restricted shares or in restricted share units, as determined by the Compensation Committee in its sole discretion.

Other Stock-Based Awards. Subject to the provisions of the 2012 Equity Incentive Plan, the Compensation Committee will have the sole and complete authority to grant to participants other equity-based or equity-related awards (including deferred share units and performance share units) in such amounts and subject to such terms and conditions as the Compensation Committee determines; provided that any such awards must comply, to the extent deemed desirable by the Compensation Committee, with Rule 16b-3 promulgated under the Exchange Act, and applicable law. A deferred share unit represents an unfunded and unsecured promise to deliver shares in accordance with the terms of the applicable award agreement. A performance share unit represents an unfunded and unsecured promise to deliver shares, cash, other securities, other awards or other property upon the attainment of performance goals in accordance with the terms of the applicable award agreement.

Dividend Equivalents. Subject to the provisions of the 2012 Equity Incentive Plan, in the sole and complete discretion of the Compensation Committee, an award, other than an option or SAR, may provide the participant with dividends or dividend equivalents, payable in cash, shares, other securities, other awards or other property, on such terms and conditions as may be determined by the Compensation Committee in its sole discretion; including, without limitation, payment directly to the participant, withholding of such amounts by the Company subject to vesting of the award, or reinvestment in additional shares, restricted shares, restricted share units or other awards; provided that any such dividends or dividend equivalents with respect to restricted shares, restricted share units or other equity-based or equity-related awards, in each case designated as a performance compensation award, shall be withheld by the Company subject to vesting of such awards pursuant to the terms of the applicable award agreement, and, only after such awards have vested pursuant to the terms of the applicable award agreement, any dividends or dividend equivalents so withheld may be paid directly to the participant or may be reinvested in additional shares, restricted shares, restricted share units or other awards, as determined by the Compensation Committee in its sole discretion.

Performance Compensation Awards. The Compensation Committee may, at the time of grant of any award, designate such award (other than options and SARs) as a performance compensation award in order to qualify such award as qualified “performance-based compensation” under Section 162(m) of the Code.

The Compensation Committee will have full discretion to select the length of a particular performance period, the type(s) of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal(s), the performance goals(s) that is (are) to apply, and the performance formula. Notwithstanding the foregoing, the performance criteria that will be used to establish the performance goal(s) will be based on one or more of the following:

•	net income before or after taxes;

•	earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•	operating income;

•	earnings per share;

•	return on stockholders’ equity;

•	return on investment;

•	return on assets;

•	level or amount of acquisitions;

•	share price;

•	profitability/profit margins;

•	market share;

•	revenues or sales (based on units and/or dollars);

•	costs;

•	cash flow;

•	working capital;

•	objective measures of customer satisfaction;

•	objective measures of employee satisfaction;

•	expense levels and expense ratios;

•	gross margin and gross margin ratios;

•	employee turnover;

•	implementation of systems;

•	completion of projects;

•	level or amount of divestitures;

•	goals related to capitalization or restructuring of the balance sheet; and

•	goals related to management or expense restructuring.

The performance criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, affiliate, division, department, region, function or other organizational unit within the Company, subsidiary or affiliate in which the participant is employed. The performance criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. A participant must generally be employed by the Company on the last day of a performance period to be eligible for payment in respect of a performance compensation award for such performance period.

Change of Control. Unless a “Replacement Award” (as defined in the 2012 Equity Incentive Plan) is provided to the participant, in the event of a “Change of Control” (as defined in the 2012 Equity Incentive Plan), unless otherwise (1) determined by the Compensation Committee, (2) set forth in an award agreement, or (3) provided in an individual severance or employment agreement to which a participant is a party, each then-outstanding option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding award of restricted shares or restricted share units, deferred share units, performance share units or other share-based award will lapse and the award will be fully vested (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting).

Upon the “Involuntary Termination” (as defined in the 2012 Equity Incentive Plan) during the period of two years after a Change of Control of a participant holding Replacement Awards, (1) all Replacement Awards held by the participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (2) all options and SARs held by the participant immediately before such termination of employment that the participant also held as of the date of the Change of Control or that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such option or SAR, whichever period is shorter (subject to any longer period of exercisability that may be provided in the applicable award agreement).

Non-Transferability. Each award is exercisable only by the participant during his or her lifetime, or, if permissible under applicable law, by the participant’s legal guardian or representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company and its affiliates, except as otherwise permitted by the Compensation Committee with respect to “permitted transferees” (in other words, “family members” as defined under the instructions for registration statements under SEC Form S-8). The designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. In no event will any award granted under the 2012 Equity Incentive Plan be transferred for value.

Amendment and Termination of the 2012 Equity Incentive Plan. The Board may amend, alter, suspend, discontinue or terminate the 2012 Equity Incentive Plan or any portion thereof at any time. No amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2012 Equity Incentive

Plan, and no amendment to the definition of “repricing” may be made without stockholder approval. Any amendment, alteration, suspension, discontinuation or termination that would impair the rights of any participant, holder or beneficiary of an outstanding award may not to that extent be effective without the consent of the affected participant, holder or beneficiary. Unless terminated earlier by the Board, the 2012 Equity Incentive Plan will expire on March 13, 2022.

Forfeiture; Clawback. The Compensation Committee may, in its sole discretion, specify in the applicable award agreement that an award is subject to the terms and conditions of the Company’s recoupment policy (as previously adopted, and as may be amended or restated from time to time). Any realized gain with respect to options or SARs and any realized value with respect to other awards will be subject to forfeiture or clawback, in the event of a participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its subsidiaries. The Company may also implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Full Value Award Vesting Limitations. Full value awards will become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the award is made (including ratably during the vesting period). However, the Compensation Committee may lapse or waive such vesting restrictions upon the participant’s death, disability or retirement, or upon a Change of Control (in accordance with the applicable provisions of the 2012 Equity Incentive Plan). In addition, full value awards that result in the issuance of an aggregate of up to ten percent (10%) of the shares available under the 2012 Equity Incentive Plan may be granted to any one or more participants without respect to such minimum vesting provisions.

New Plan Benefits

Except with respect to automatic formula grants to our non-management directors, awards under the 2012 Equity Incentive Plan are subject to the discretion of the Compensation Committee, and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the 2012 Equity Incentive Plan. Therefore, it is not possible to determine the future benefits that will be received by participants, other than our non-management directors, under the 2012 Equity Incentive Plan. Our non-management directors will be entitled to receive future automatic formula grants under the 2012 Equity Incentive Plan as described above under the general heading “Governance of the Company,” including the Director Compensation Table.

Certain tables above under the general heading “Executive Compensation,” including the Summary Compensation Table, Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year End Table, and Option Exercises and Stock Vested Table, set forth information with respect to prior awards granted to our individual named executive officers under the 2002 Equity Incentive Plan. In addition, the Securities Authorized for Issuance under Equity Compensation Plans Table below provides information as of December 31, 2011, regarding the equity outstanding under our equity compensation plans, the weighted average exercise price of outstanding equity, and the number of securities remaining available for issuance. No awards have been granted under the 2012 Equity Incentive Plan pending stockholder approval.

Federal Income Tax Considerations

The following discussion summarizes the federal income tax consequences to participants who may receive grants of awards under the 2012 Equity Incentive Plan. This discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2012 Equity Incentive Plan. This discussion is based upon interpretations of laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Non-Qualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon grant of a non-qualified stock option under the 2012 Equity Incentive Plan. Upon exercise of a non-qualified stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such option over the exercise price is taxable to the participant as ordinary income and deductible by the Company. The participant’s basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to an option will be treated as capital gain or loss, and will be long-term capital gain or loss if such shares were held for more than one year after the date of exercise.

If a participant uses previously acquired shares to pay all or a portion of the exercise price on the exercise of an option, no gain or loss is recognized with respect to the previously acquired shares. The shares received upon exercise of the option, to the extent of the number of previously acquired shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the previously acquired shares. The additional shares received will have a basis equal to the sum of the cash paid on exercise and the ordinary income taxable to the participant as a result of the exercise.

Incentive Stock Options. A participant receiving incentive stock options will not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-qualified stock options will apply as of the date of the sale of stock acquired upon the exercise of the incentive stock option.

Other Awards. Under the 2012 Equity Incentive Plan, stock-settled SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment.

Compensation that is deferred is taxed when paid or otherwise made available, provided that the requirements of Section 409A of the Code are satisfied, as discussed below. Further, in each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees, as discussed below.

Deferred Compensation Subject to Section 409A. Certain types of awards under the 2012 Equity Incentive Plan, including cash-settled SARs, restricted stock units and deferred stock units may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, participants may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% income tax (and, potentially, certain interest penalties). To the extent applicable, the 2012 Equity Incentive Plan and awards granted under the 2012 Equity Incentive Plan will be interpreted to comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the Compensation Committee, the 2012 Equity Incentive Plan and applicable award agreements may be amended to comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

Limitation on Company’s Deduction. Under Section 162(m) of the Code, the Company’s tax deduction for all compensation paid to the Company’s CEO and certain other highly paid executive officers of the Company in any one year is limited to $1 million per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. The Compensation Committee has the authority, at the time of grant of any award, to designate such an award (other than options and SARs) as a performance compensation award in order to qualify such award as qualified “performance-based compensation” under Section 162(m) of the Code. The determination of whether compensation is performance-based is dependent upon a number of factors, including stockholder approval of the benefit plan pursuant to which compensation is paid. Although the Company has structured the 2012 Equity Incentive Plan to satisfy the “performance-based” criteria, there is no assurance that awards granted under the 2012 Equity Incentive Plan will satisfy such requirements.

Acceleration in Connection with Change of Control. If the exercisability of an option, SAR or other outstanding award is accelerated as a result of or in connection with a Change of Control, all or a portion of the value of the award at that time may be taken into account for purposes of determining whether a participant is subject to an excise tax equal to 20% of the amount of the “excess parachute payment” within the meaning of Section 280G of the Code and the Company is denied a corresponding tax deduction under Section 280G of the Code.

Registration with the SEC

The Company intends to file a Registration Statement on SEC Form S-8 relating to the issuance of shares under the 2012 Equity Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2012 Equity Incentive Plan by the Company’s stockholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY

COMPENSATION PLANS

The securities outstanding under our equity compensation plans, the weighted average exercise price of outstanding equity, and the number of securities remaining available for issuance under our equity compensation plans, as of December 31, 2011, were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Equity, Warrant and Rights (a)	Weighted Average Exercise Price of Outstanding Equity, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,380,413	$11.00	2,730,132

(1)	Represents 692,995 stock options, 243,150 performance shares and 444,268 shares of restricted stock. The number of performance shares reported in this table assumes that we attain the target performance goals associated with each respective grant of performance shares.

The Company’s 2002 Stock Option Plan was originally adopted by the Board on March 9, 2002. On February 25, 2003, the Board approved an amendment to the 2002 Stock Option Plan increasing the number of shares available for issuance under the 2002 Stock Option Plan from 1,500,000 to 4,750,000. The Company’s 2002 Stock Option Plan, as amended, was approved by the Company’s stockholders at the Company’s annual stockholders meeting on May 8, 2003, and renamed the Asbury Automotive Group, Inc. 2002 Equity Incentive Plan (referred to herein as the “2002 Equity Incentive Plan”).

On January 29, 2009, the Board approved a further amendment to our 2002 Equity Incentive Plan to increase the number of shares available for issuance thereunder by an additional 2,575,000 shares to 7,325,000 shares. The

2002 Equity Incentive Plan, as amended, was approved by the Company’s stockholders at the Company’s annual stockholders meeting on April 29, 2009. As noted above, the 2002 Equity Incentive Plan expired on March 9, 2012 and we are seeking stockholder approval at the annual meeting for the 2012 Equity Incentive Plan.

As of March 9, 2012, we had 518,460 options outstanding with a weighted average exercise price of $5.12 and a weighted average term of 6.5 years, and 669,134 full value shares outstanding and granted under equity compensation plans (355,090 shares of restricted stock and 314,044 performance shares). As of March 9, 2012, there were 2,610,453 shares available for future issuance under the 2002 Equity Incentive Plan.

The following table sets forth information relating to grants of stock options and restricted stock, and performance shares earned in fiscal years 2009, 2010, and 2011:

Fiscal Year	Stock Options Granted	Restricted Stock Granted		Performance Shares Earned
2011	0	228,840		143,780
2010	0	307,038	(1)	321,287
2009	1,100,000	82,000		0

(1)	Does not include 100,767 restricted stock units granted to Charles Oglesby, our former President & CEO in February 2010.

The Board unanimously recommends a vote FOR approval of the Asbury Automotive Group, Inc.

2012 Equity Incentive Plan.

PROPOSAL NO. 3

ADVISORY APPROVAL ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, our stockholders have the right to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. The advisory stockholder vote is commonly referred to as the “say-on-pay” vote. At the 2011 Annual Meeting of Stockholders, approximately 96% of the shares present and entitled to vote were voted in support of the Company’s compensation program. We currently plan to hold this vote annually, so our Board of Directors is again submitting a non-binding stockholder vote on our executive compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, our compensation program is designed to reward our executive officers for their individual and collective performance and for our collective performance in our earnings per share, total stockholders return, achieving target goals relating to our EBIDTA and other annual and long-term business objectives. Please read the “Compensation Discussion and Analysis” section of this proxy statement for additional details about our executive compensation philosophy and programs, including information about the fiscal year 2011 compensation of our named executive officers as set out in the tables and accompanying narrative.

This proposal gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the ‘Compensation Discussion and Analysis,’ compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

Because your vote is advisory, it will not be binding on our Board and may not be construed as overruling any decision by the Board, nor will it create or imply any additional fiduciary duty of the Board. However, the Board will review the voting results and may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Our Board and our Compensation and Human Resources Committee believe that our commitment to responsible compensation practices justifies a vote by stockholders for the resolution approving the compensation of our executives as disclosed in this proxy statement.

The board recommends you vote FOR the advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2011 with the Company’s management and Ernst & Young LLP, the Company’s independent auditors for the year ended December 31, 2011. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, including the auditors’ judgment about the quality of the Company’s accounting principles as applied in its financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence from the Company and its management.

Based on the reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Submitted by the Members of the Audit Committee:

Eugene S. Katz (Chair)

Thomas C. DeLoach, Jr.

Juanita T. James

Philip Maritz

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP as our independent auditors for the year ending December 31, 2012. If the stockholders fail to ratify this appointment, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Representatives from Ernst & Young LLP are expected to be present at the annual meeting and, if present, will have the opportunity to make a statement if they desire to and to answer appropriate questions.

INDEPENDENT AUDITORS’ FEES

The following table summarizes the aggregate fees billed to us by our independent auditors:

	2011	2010
Audit Fees	$1,530,000	$1,532,000
Tax Fees	$11,000	$61,000
Expenses	$35,000	$35,000

Total	$1,576,000	$1,628,000

Audit Fees

Audit fees are composed of fees for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2011 and 2010, for the audits of our annual financial statements, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended 2011 and

2010, respectively. Audit fees for 2010 also included $221,000 related to the issuance of our 8.375% Notes in November 2010. Audit fees for 2011 also included $90,000 related to the registration of our 8.375% Senior Subordinated Notes due 2020 during 2011.

The audit fees also included fees associated with the audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. Included in the 2011 audit fees and expenses is $533,000 that had not been billed to us as of December 31, 2011. Included in the 2010 audit fees and expenses is $529,000 that had not been billed to us as of December  31, 2010.

Tax Fees

The tax fees relate to professional services rendered for employment tax consultations and miscellaneous tax compliance matters.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our independent auditors. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services to be performed by the independent auditors during the fiscal year and the related fees. Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee. In December 2010, the Audit Committee delegated to the Audit Committee chair the ability to approve non-audit work of our independent auditor.

Pursuant to the requirements of the Sarbanes-Oxley Act, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

The board recommends you vote FOR the ratification of the selection of

Ernst & Young LLP as our independent auditors for the year ending December 31, 2012.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

This proxy statement relates to the Company’s Annual Meeting of Stockholders for the calendar year 2012, which will take place on April 18, 2012. The Company currently expects that its 2013 Annual Meeting of Stockholders will be held in April 2013. In order to be eligible for inclusion in the Company’s proxy materials for the 2013 Annual Meeting, any stockholder proposal must be submitted in writing to the Company’s Corporate Secretary and received at the Company’s executive offices at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097 by the close of business on November 19, 2012, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2013 Annual Meeting. To be considered for presentation at the 2013 Annual Meeting, although not included in the Company’s proxy statement, any stockholder proposal must be received at the Company’s executive offices at the foregoing address not earlier than December 19, 2012, but on or before the close of business on January 18, 2013, or such later date as the Company may determine and announce in connection with the actual scheduling of the 2013 Annual Meeting. The procedure for nominating directors is described above under “Governance of the Company—Nomination of Directors.”

All stockholder proposals for inclusion in the Company’s proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in the Company’s proxy materials), the Company’s Restated Certificate of Incorporation, the Company’s bylaws and Delaware law.

OTHER MATTERS

Management is not aware of any other matters to be brought before the annual meeting, but if other matters come before the meeting, the proxy holders intend to take such action as in their judgment is in the best interest of the Company and its stockholders.

The Company will bear the expenses of preparing, printing and mailing the proxy materials to the stockholders. In addition, the Company has retained Phoenix Advisory Partners to aid in the broker search and the solicitation of proxies, for a fee of approximately $8,500, plus reasonable out-of-pocket expenses and disbursements. Officers and employees of the Company may request the return of proxies without additional compensation.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Under the rules of the SEC, the Company is permitted to use a method of delivery, often referred to as “householding.” Householding permits the Company to mail a single set of proxy materials to any household in which two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts. The Company did not household materials for the annual meeting. If the Company households materials for future meetings, then only one copy of the Company’s annual report and proxy statement will be sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. In addition, the Company has been notified that certain intermediaries (i.e., brokers, banks or other nominees) will household proxy materials for the annual meeting. For voting purposes, a separate proxy card will be included for each account at the shared address. The Company will deliver promptly, upon oral or written request, a separate copy of the annual report and proxy statement to any stockholder at the same address. If you wish to receive a separate copy of the annual report and proxy statement, you may contact the Company’s Investor Relations Department (a) by mail at 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, (b) by telephone at 770-418-8212, or (c) by e-mail at ir@asburyauto.com. You may also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company’s annual report and proxy statement may request delivery of a single copy by contacting the Company as indicated above, or by contacting their broker, bank or other nominee, provided the broker, bank or other nominee has elected to household proxy materials.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy materials and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect the Company’s filings at the regional offices of the SEC or over the Internet at the SEC’s web site at www.sec.gov. Additional information can also be found on the Company’s web site at www.asburyauto.com. Information contained on any web site referenced in this proxy statement is not incorporated by reference in this proxy statement.

If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, please call or submit a request in writing to Investor Relations, Asbury Automotive Group, Inc., 2905 Premiere Parkway NW, Suite 300, Duluth, GA 30097, and the exhibits will be provided to you upon the payment of a nominal fee (which fee will be limited to the expenses the Company incurs in providing you with the requested exhibits).

APPENDIX A

ASBURY AUTOMOTIVE GROUP, INC.

2012 EQUITY INCENTIVE PLAN

Section 1. Purpose. The purposes of the Asbury Automotive Group, Inc. 2012 Equity Incentive Plan are to promote the interests of the Company and its stockholders by (i) attracting and retaining exceptional directors, officers and other key employees (including prospective officers and key employees) of the Company and its Subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” shall mean any written or electronic agreement, contract, or other instrument or document evidencing any Award, which may, but need not require execution or acknowledgment by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning set forth in the Participant’s employment or severance agreement, as applicable, or shall otherwise mean (i) the Participant’s gross negligence or serious misconduct (including, without limitation, any criminal, fraudulent or dishonest conduct) that is or may be injurious to the Company or any Subsidiary; or (ii) the Participant being convicted of, or entering a plea of nolo contendere to, any crime that constitutes a felony or involves moral turpitude; or (iii) the Participant’s breach of a written agreement between the Participant and the Company or any Subsidiary; or (iv) the Participant’s willful and continued failure to perform the Participant’s duties on behalf of the Company or any Subsidiary; or (v) the Participant’s material breach of a written policy of the Company or any Subsidiary.

“Change of Control” (i) shall have the meaning set forth in an applicable Award Agreement, or (ii) if there is no definition set forth in such an Award Agreement, will be deemed to have occurred upon any of the following:

(A) any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of Outstanding Company Voting Securities shall not constitute a Change of Control: (x) any acquisition by the Company or any Subsidiary, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (z) any acquisition by a Person that is permitted to, and actually does, report its beneficial ownership on Schedule 13G promulgated under the Exchange Act (or any successor schedule); provided that, if such Person subsequently becomes required to or does report its beneficial ownership on Schedule 13D promulgated under the Exchange Act (or any successor schedule), and at the time has beneficial ownership of 35% or more of the Outstanding Company Voting Securities, then a Change of Control shall be deemed to occur at such time;

(B) consummation of a merger, consolidation or other business combination transaction involving the Company with any other corporation or other entity in which the voting securities of the Company outstanding immediately prior to such merger, consolidation or other business combination transaction represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) less than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or other business combination transaction, excluding any such merger, consolidation or other business combination transaction for which provision is made in the definitive agreement providing therefor that members of the Board at the time of the first public announcement of any such transaction, or any tender or exchange offer that results in any such transaction, will constitute at least a majority of the directors of the ultimate parent entity resulting from such transaction;

(C) individuals who, as of March 13, 2012, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (including by reason of any agreement intended to avoid or settle any election contest or solicitation of proxies or consents) other than the Board; or

(D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of the Plan by reason of any actions or events in which the Participant participates in any capacity other than in his or her capacity as an officer, employee or director of the Company that results in or has the effect of a leveraged buyout of the Company.

In addition, notwithstanding the foregoing, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (A), (B), (C) or (D), with respect to such Award shall only constitute a Change of Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean the compensation committee of the Board or a subcommittee thereof, or such other committee of the Board as may be designated by the Board to administer the Plan. The Committee shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “Non-Employee Director” as defined under Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of the Securities Exchange; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements for membership or other requirements provided in any charter of the Committee.

“Company” shall mean Asbury Automotive Group, Inc., together with any successor thereto.

“Covered Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Deferred Share Unit” shall mean a deferred share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

“Disability” shall mean a physical or mental disability or infirmity that prevents the performance by the Participant of his or her duties lasting (or likely to last, based on competent medical evidence presented to the Company) for a continuous period of six (6) months or longer.

“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the share price thereof and causes a change in the per share value of the Shares underlying outstanding Awards.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall mean (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which such Share can be purchased pursuant to the Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Existing Plan” shall mean the Asbury Automotive Group, Inc. Amended and Restated 2002 Equity Incentive Plan, as amended through February 8, 2012.

“Fair Market Value” shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the closing sales price of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the closing sales price of the Shares on the Securities Exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method; provided that such method is stated in the Award Agreement and is consistent with the fair market value pricing rules set forth in Section 409A of the Code.

“Full Value Award” shall mean any Award other than (i) an Option, (ii) an SAR or (iii) any other Award for which the Participant pays the intrinsic value existing as of the date of grant (whether directly or by foregoing a right to receive a payment from the Company or any Subsidiary).

“Good Reason” shall have the meaning set forth in the Participant’s employment or severance agreement, as applicable, or shall otherwise mean (i) a material change in the geographic location at which the Participant must perform the Participant’s services (which shall in no event include a relocation of the Participant’s current principal place of business to a location less than 50 miles away) from the geographic location immediately prior to the Change of Control, (ii) a material diminution in the Participant’s base compensation from the level immediately prior to the Change of Control, or (iii) a material diminution in the Participant’s authority, duties, or responsibilities from the level immediately prior to the Change of Control; provided that no termination shall be deemed to be for Good Reason unless (A) the Participant provides the Company with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety (90) days after the initial existence of the occurrence of such facts or circumstances, (B) the Company has failed to cure such facts or circumstances within thirty (30) days of its receipt of such written notice, and (C) the effective date of the termination for Good Reason occurs no later than one hundred fifty (150) days after the initial existence of the facts or circumstances constituting Good Reason.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is (i) granted under Section 6 of the Plan and (ii) intended to qualify for special Federal income tax treatment pursuant to Section 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” shall mean a member of the Board who is neither (i) an employee of the Company nor (ii) an employee of any of the Company’s Affiliates.

“Involuntary Termination” shall termination by the Company of a Participant’s employment by the Company without Cause or termination by the Participant for Good Reason. For avoidance of doubt, an Involuntary Termination shall not include either (i) a termination of the Participant’s employment by the Company for Cause or due to the Participant’s death, Disability, retirement or voluntary resignation; or (ii) the transfer of the Participant from the Company to any of its Affiliates. If the Participant is transferred to an Affiliate, references to the “Company” herein shall be deemed to include the applicable Affiliate to which the Participant is transferred.

“Nonqualified Stock Option” shall mean a right to purchase Shares from the Company that (i) is granted under Section 6 of the Plan and (ii) is not an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” shall mean any director, officer or other key employee (including any prospective officer or key employee) of the Company or its Subsidiaries who is both eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(g) of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied with respect to the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goal” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” shall mean the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Share Unit” shall mean a performance share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property upon the attainment of Performance Goals in accordance with the terms of the applicable Award Agreement.

“Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to the Form S-8 Registration Statement under the Securities Act of 1933, as amended.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” shall mean this Asbury Automotive Group, Inc. 2012 Equity Incentive Plan.

“Repricing” shall mean (i) lowering the Exercise Price of an Option or SAR after it has been granted, (ii) cancellation of an Option or SAR in exchange for cash or another Award when the Option or SAR price per Share exceeds the Fair Market Value of the underlying Shares, and (iii) any other action with respect to an Option or SAR that is treated as a repricing under (A) generally accepted accounting principles or (B) any applicable Securities Exchange rules; provided, however, that none of the actions contemplated by Section 4(b) shall be deemed to constitute Repricing.

“Restricted Share” shall mean a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“Restricted Share Unit” shall mean a restricted share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Securities Exchange” shall mean any securities exchange or automated quotation system on which the Shares are principally listed, quoted or traded.

“Shares” shall mean the common stock of the Company, $0.01 par value, or such other securities of the Company (i) into which such common stock shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of stock or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” shall mean any entity (i) that, directly or indirectly, is controlled by the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(c).

Section 3. Administration.

(a) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of

Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(c) No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s certificate of incorporation or bylaws as in effect from time to time, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(d) With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(e) To the extent permitted by applicable law or the rules of any Securities Exchange, the Board or Committee may from time to time delegate to a committee of one or more Independent Directors or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, (ii) Covered Employees, or (iii) officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder; and provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code, applicable securities laws (including, without limitation, Rule 16b-3 of the Exchange Act or any successor rule), and the rules of any Securities Exchange. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 3(e) shall serve in such capacity at the pleasure of the Board and the Committee.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(b) and Section 7(c), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be the sum of (x) 1,500,000 Shares plus (y) any Shares underlying awards granted under the Existing Plan which, following March 9, 2012, are forfeited, or which otherwise expire, terminate, lapse or are canceled for any reason, or which are settled in cash without the delivery of Shares to the participant under the Existing Plan (and, for the avoidance of doubt, all Shares granted as of March 9, 2012 shall be settled under the Existing Plan); (ii) the maximum number of Shares with respect to which Options or SARs (or any other Award that is not a Full Value Award) may be granted to any Participant during a rolling 36-month period (measured from the date of any grant) shall be 1,000,000; (iii) the maximum number of Shares with respect to which Full Value Awards may be granted to any Participant during a rolling 36-month period (measured from the date of any grant) shall be 595,000; and (iv) the aggregate number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 1,000,000. If any Award granted under the Plan is forfeited, or otherwise expires, terminates, lapses or is canceled for any reason, or an Award is settled in cash without the delivery of Shares to the Participant, then the Shares covered by such Award shall again become available to be delivered pursuant to Awards under the Plan. Also, any Shares tendered or withheld to satisfy the grant price or Exercise Price or tax withholding obligation pursuant to any Award, and any Shares subject to SARs that are not issued in connection with the stock settlement of such SARs on exercise thereof, shall again become available to be delivered pursuant to Awards under the Plan. Shares covered by an Award will not be counted as used unless and until they are actually issued and delivered to a Participant; therefore, the total number of Shares available under the Plan as of a given date will not be reduced by any Shares relating to prior Awards that have expired or have been forfeited or cancelled. In the event that the Company repurchases Shares with Option proceeds, those Shares will not be added to the aggregate Plan limit described in Section 4(a)(i). The payment of dividend equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available to be delivered pursuant to Awards under the Plan.

Notwithstanding the provisions of this Section 4(a), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of Shares shall be determined as of the time the respective Options were granted.

(b) Adjustments.

(i) In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event, other than an Equity Restructuring, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted (including, but not limited to, adjustments of the limitations in Section 4(a)) and (B) the terms of any outstanding Award, including (I) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (II) the Exercise Price with respect to any Award.

(ii) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 4(b)(i) or Section 7(c):

(A) The number and type of securities or other property subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(B) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4(a)). The adjustments provided under this Section 4(b)(ii) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(c) Substitute Awards. Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan. In the event that an entity acquired by the Company or any of its Subsidiaries or Affiliates or with which the Company or any of its Subsidiaries or Affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(d) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility. Any director, officer or other key employee (including any prospective officer or key employee) of the Company or any of its Subsidiaries (including any prospective officer or key employee) shall be eligible to be designated a Participant.

Section 6. Awards.

(a) Types of Awards. Subject to the provisions of the Plan (including, without limitation, Section 9(r)), Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) Restricted Share Units, (v) Deferred Share Units, (vi) Performance Share Units and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an

Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

(b) Options.

(i) Grant. Subject to the provisions of the Plan (including, without limitation, Section 9(r)), the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option (or any part thereof) will be an Incentive Stock Option or a Nonqualified Stock Option, and the conditions and limitations applicable to the exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.

(ii) Exercise Price. The Exercise Price of each Share covered by an Option shall be set by the Committee, but, except in the case of Substitute Awards, shall not be less than 100% of the Fair Market Value of such Share on the date the Option is granted (or, in the case of Incentive Stock Options, on the date the Incentive Stock Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Options are intended to qualify as qualified “performance-based compensation” under Section 162(m) of the Code. Repricing of Options granted under the Plan shall not be permitted without prior stockholder approval, and any action that would be deemed to result in a Repricing of an Option shall be deemed null and void if any requisite stockholder approval related thereto is not obtained prior to the effective time of such action.

(iii) Exercise. Each Option shall be vested and exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.

(A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or: (I) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest); (II) subject to such rules as may be established by the Committee and applicable law, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price; (III) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of the Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury Shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise); (IV) by a combination of such methods of payment; or (V) by such other methods as may be approved by the Committee; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price.

(B) Subject to applicable law, wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Expiration. Each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted, or (B) except as otherwise set forth in the applicable Award Agreement, the date the Participant who is holding the Option ceases to be employed by the Company or one of its Subsidiaries. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted. An Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the Exercise Price of the Option, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

(c) SARs.

(i) Grant. Subject to the provisions of the Plan (including, without limitation, Section 9(r)), the Committee shall have sole and complete authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR Award, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(ii) Exercise Price. The Exercise Price of each Share covered by an SAR shall be set by the Committee, but, except in the case of Substitute Awards, shall not be less than 100% of the Fair Market Value of such Share on the date the SAR is granted; provided that, to the extent permitted under Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, the Exercise Price of each Share covered by a tandem SAR that is granted subsequent to the grant date of the related Option may be less than 100% of the Fair Market Value of such Share on the date the tandem SAR is granted (but in no event less than the Exercise Price of the related Option). SARs are intended to qualify as qualified “performance-based compensation” under Section 162(m) of the Code. Repricing of SARs granted under the Plan shall not be permitted without prior stockholder approval, and any action that would be deemed to result in a Repricing of an SAR shall be deemed null and void if any requisite stockholder approval related thereto is not obtained prior to the effective time of such action.

(iii) Exercise and Payment. An SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole discretion, whether an SAR shall be settled in cash, Shares, other securities, other Awards or other property, or a combination of any of the foregoing.

(iv) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of an SAR, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable. In no event may an SAR be exercisable after the tenth anniversary of the date the SAR is granted. An Award Agreement may provide that if on the last day of the term of an SAR the Fair Market Value of one Share exceeds the Exercise Price of the SAR, the

Participant has not exercised the SAR or any tandem Option (if applicable), and neither the SAR nor any tandem Option has expired, the SAR shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section 6(c), reduced by the number of Shares (or cash) required for withholding taxes; provided, however, any fractional Share shall be settled in cash.

(d) Restricted Shares and Restricted Share Units.

(i) Grant. Subject to the provisions of the Plan (including, without limitation, Section 9(r)), the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(ii) Transfer Restrictions. Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii) Payment. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement, but in any event within the period required by Section 409A of the Code such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations, unless the Committee shall determine that any such Award shall be deferred.

(iv) Dividends. Dividends paid on any Restricted Shares may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or reinvested in additional Restricted Shares or in additional Restricted Share Units, as determined by the Committee in its sole discretion; provided that any such dividends on Restricted Shares designated as a Performance Compensation Award or otherwise subject to the achievement of performance goals shall be withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, and, only after such Restricted Shares have vested pursuant to the terms of the applicable Award Agreement, any dividends so withheld may be paid directly to the Participant or may be reinvested in additional Restricted Shares or in Restricted Share Units, as determined by the Committee in its sole discretion.

(e) Other Stock-Based Awards. Subject to the provisions of the Plan (including, without limitation, Section 9(r)), the Committee shall have the sole and complete authority to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and Performance Share Units) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(f) Dividend Equivalents. Subject to the provisions of the Plan (including, without limitation, Section 9(r)), in the sole and complete discretion of the Committee, an Award, other than an Option or SAR, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the

Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award, or reinvestment in additional Shares, Restricted Shares, Restricted Share Units or other Awards; provided that any such dividends or dividend equivalents with respect to Restricted Shares, Restricted Share Units or any Award provided under Section 6(e), in each case designated as a Performance Compensation Award or otherwise subject to the achievement of performance goals shall be withheld by the Company subject to vesting of such Award pursuant to the terms of the applicable Award Agreement, and, only after such Award has vested pursuant to the terms of the applicable Award Agreement, any dividends or dividend equivalents so withheld may be paid directly to the Participant or may be reinvested in additional Shares, Restricted Shares, Restricted Share Units or other Awards, as determined by the Committee in its sole discretion.

(g) Performance Compensation Awards.

(i) General. The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as qualified “performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(g).

(ii) Eligibility. The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(g). Moreover, designation of a Participant to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant to receive an Award hereunder shall not require designation of any other person as a Participant to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the Performance Goals(s) that is (are) to apply, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria. Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on one or more, or a combination, of the following: (1) net income before or after taxes; (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (3) operating income; (4) earnings per share; (5) return on stockholders’ equity; (6) return on investment; (7) return on assets; (8) level or amount of acquisitions; (9) share price; (10) profitability/profit margins; (11) market share; (12) revenues or sales (based on units and/or dollars); (13) costs; (14) cash flow; (15) working capital; (16) objective measures of customer satisfaction; (17) objective measures of employee satisfaction; (18) expense levels and expense ratios; (19) gross margin and gross margin ratios; (20) employee turnover; (21) implementation of systems; (22) completion of projects; (23) level or amount of divestitures; (24) goals related to capitalization or restructuring of the balance sheet; and (25) goals related to management or expense restructuring. The Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, Affiliate, division, department, region, function or other organizational unit within the Company, Subsidiary or Affiliate in which the Participant is employed. The Performance Criteria may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Performance Goals. The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as qualified “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions, departments, regions, functions or other organizational units (to the extent applicable to such Performance Goal) or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions, departments, regions, functions or other organizational units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions, departments, regions, functions or other organizational units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or Securities Exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards.

(A) Condition to Receipt of Payment. A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period, but not unless and until the Committee has certified attainment of the relevant Performance Goal(s) in accordance with Section 6(g)(vi)(C).

(B) Limitation. A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(g)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(g).

(D) Negative Discretion. In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in it sole judgment, reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period.

(E) Timing of Award Payments. The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(g), but in any event within the period required by Section 409A of the Code such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations, unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(F) Maximum Award Payable. Notwithstanding any provision contained in the Plan to the contrary, the maximum Performance Compensation Award that may be granted to any one Participant under the Plan during a rolling 36-month period (measured from the date of any grant) is 595,000 Shares or, in the event the Performance Compensation Award is paid in cash, other securities, other Awards or other property, the equivalent cash value of 595,000 Shares on the last day of the Performance Period to which such Award relates, in each case subject to adjustment as provided in Section 4(b). Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase in a manner prohibited by Section 162(m) of the Code.

(G) Discretion. In no event shall any discretionary authority granted to the Committee by the Plan be used to (x) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (y) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (z) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

Section 7. Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, the rules of any Securities Exchange), and no amendment to the definition of Repricing shall be made without stockholder approval; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination (including, without limitation, any Repricing) shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Award (including, without limitation, the rules of any Securities Exchange); and provided further that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof or the occurrence of a Change of Control), other than an Equity Restructuring, affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or Securities Exchange, accounting principles or law (i) whenever the Committee, in its sole discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event and (ii) if deemed appropriate or desirable by the Committee, in its sole discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to the Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor); provided, however, that no adjustment pursuant to this Section 7(c) shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 6(g) of the Plan to fail to qualify as qualified “performance-based compensation” under Section 162(m) of the Code.

Section 8. Change of Control. In the event of a Change of Control, unless otherwise determined by the Committee or set forth in an Award Agreement or as provided in an individual severance or employment agreement to which a Participant is a party, the following acceleration, exercisability and valuation provisions will apply:

(a) Upon a Change of Control, each then-outstanding Option and SAR will become fully vested and exercisable and the restrictions applicable to each outstanding Award of Restricted Shares or Restricted Share Units, Deferred Share Units, Performance Share Units or other Share-based Award will lapse and such Award will be fully vested (with any applicable Performance Goals deemed to have been achieved at a target level as of the date of such vesting), except to the extent that an award meeting the requirements of Section 8(b) (a “Replacement Award”) is provided to the Participant holding such Award in accordance with Section 8(b) of the Plan to replace or adjust such outstanding Award (a “Replaced Award”).

(b) An award meets the conditions of this Section 8(b) (and hence qualifies as a Replacement Award) if (i) it is of the same type (e.g., stock option for Option, restricted shares for Restricted Shares, restricted share unit for Restricted Share Unit, etc.) as the Replaced Award, (ii) it has a value at least equal to the value of the Replaced Award, (iii) it relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences to such Participant under the Code of the Replacement Award are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) its other terms and conditions are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 8(b) are satisfied will be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion (taking into account the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) and compliance of the Replaced Award or Replacement Award with Section 409A of the Code). Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options by reference to either their intrinsic value or their fair value.

(c) Upon the Involuntary Termination during the period of two years after a Change of Control of a Participant holding Replacement Awards, (i) all Replacement Awards held by the Participant will become fully vested and, if applicable, exercisable and free of restrictions (with any applicable performance goals deemed to have been achieved at a target level as of the date of such vesting), and (ii) all Options and SARs held by the Participant immediately before such termination of employment that the Participant also held as of the date of the Change of Control or that constitute Replacement Awards will remain exercisable for a period of 90 days following such Involuntary Termination or until the expiration of the stated term of such Option or SAR, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).

Section 9. General Provisions.

(a) Nontransferability. Each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns. Notwithstanding the foregoing, the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to any state, federal, local or foreign tax and securities laws applicable to transferable Awards, and subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution, (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award), and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (x) confirm the status of the transferee as a Permitted Transferee, (y) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (z) evidence the transfer. Notwithstanding anything in this Section 9(a) or otherwise in the Plan to the contrary, in no event will any Award granted under the Plan be transferred for value.

(b) No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding.

(i) A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the Award a number of Shares with a Fair Market Value equal to such withholding liability. The number of Shares which may be so withheld shall be limited to the number of Shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities not to exceed the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(e) Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, Full Value Awards shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made (including ratably during the vesting period); provided, however, that (i) the Committee may lapse or waive such vesting restrictions upon the Participant’s death, Disability or retirement, or, in accordance with Section 8, upon a Change of Control, and (ii) Full Value Awards that result in the issuance of an aggregate of up to ten percent (10%) of the Shares available pursuant to Section 4(a) may be granted to any one or more Participants without respect to such minimum vesting provisions.

(f) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability or termination of employment or service of a Participant, and the effect, if any, of such other events as may be determined by the Committee.

(g) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) No Rights as Stockholder. No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Awards; provided, however, that Restricted Shares shall, unless otherwise provided in the Award Agreement, remain subject to the provisions of Section 6(d)(ii) and (iv). Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends, dividend equivalents or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered or otherwise become vested.

(j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(k) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(m) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make any such election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(p) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(r) Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Section 409A of the Code.

(s) Forfeiture; Clawback. The Committee may, in its sole discretion, specify in the applicable Award Agreement that an Award is subject to the terms and conditions of the Company’s recoupment policy (as previously adopted, and as may be amended or restated from time to time). In addition, any realized gain with respect to Options or SARs and any realized value with respect to other Awards shall be subject to forfeiture or clawback, in the sole discretion of the Committee, in the event of a Participant’s breach of any non-competition, non-solicitation, confidentiality or other restrictive covenants with respect to the Company or its Subsidiaries. Notwithstanding the foregoing, the Company may, in its sole discretion, implement any recoupment or clawback policies or make any changes to any of the Company’s existing recoupment or clawback policies, as the Company deems necessary or advisable in order to comply with applicable law or regulatory guidance (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Section 10. Term of the Plan.

(a) Effective Date. The Plan shall be effective as of March 13, 2012; provided that any Awards granted under the Plan shall be subject to stockholder approval of the Plan in compliance with applicable Securities Exchange rules. No grants will be made under the Existing Plan after March 9, 2012, but outstanding awards granted under the Existing Plan will continue unaffected after such date.

(b) Expiration Date. No Award shall be granted under the Plan after March 13, 2022. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

ASBURY AUTOMOTIVE GROUP, INC.

2905 Premiere Parkway NW, Suite 300

Duluth, Georgia 30097

ANNUAL MEETING OF STOCKHOLDERS, APRIL 18, 2012, AT 8:00 A.M.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Scott J. Krenz and Joseph G. Parham, Jr., and each or either of them, with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Asbury Automotive Group, Inc. (“Asbury”), as marked on the reverse side, which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, April 18, 2012, at 8:00 a.m., local time, at Asbury’s corporate headquarters located at 2905 Premiere Parkway NW, Suite 300, Duluth, Georgia, and at any and all adjournments thereof, as marked on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. As of March 19, 2012, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned hereby acknowledges receipt from Asbury prior to execution of this proxy of a Notice of Annual Meeting of Stockholders and Proxy Statement dated March 19, 2012 and the 2011 Annual Report on Form 10-K.

PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be voted on the reverse side.)

Electronic Voting Instructions: You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead or mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 18, 2012.

Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ABG • Follow the steps outlined on the secure website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

☐	Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

A. Proposals – The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2, 3 and 4.

		FOR	WITHHOLD

1. Election of Directors:	(01) Janet M. Clarke	☐	☐

						FOR	AGAINST	ABSTAIN

	(02) Dennis E. Clements	☐	☐	2. Approval of Asbury’s 2012 Equity Incentive Plan.		☐	☐	☐

						FOR	AGAINST	ABSTAIN

	(03) Eugene S. Katz	☐	☐	3. Advisory approval of Asbury’s executive compensation.		☐	☐	☐

						FOR	AGAINST	ABSTAIN

				4. Ratification of appointment of Ernst & Young LLP as Asbury’s independent public accountants for the year ending December 31, 2012.		☐	☐	☐

Meeting Attendance Mark this box with an X if you plan to attend the Annual Meeting.					☐

B. Non-Voting Items Change of Address – Please print new address below.

C. Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Note: Please sign card exactly as name appears on this proxy. When shares are held by joint tenants, both should sign.

          When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date(mm/dd/yyyy)	Signature:	Signature: